Filed Pursuant to Rule 424(b)(5)
Registration No. 333-160657

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 4 , 2010

Preliminary Prospectus Supplement

(To Prospectus dated July 29, 2009)

                    Shares

Radian Group Inc.

Common Stock

Radian Group Inc. (“Radian Group”) is offering                     shares of its common stock, par value $0.001 per share. The common stock is listed on the New York Stock Exchange under the symbol “RDN”. On May 3, 2010, the last reported sale price of Radian Group’s common stock, as reported on the New York Stock Exchange, was $14.63 per share.

Investing in Radian Group’s common stock involves a high degree of risk. You should carefully consider the discussion under “Risk Factors” beginning on page S-5 of this prospectus supplement, on page 5 of the accompanying prospectus and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$

Underwriting discount	$	$

Proceeds to Radian Group Inc. (before expenses).	$	$

The underwriters may also purchase up to an additional             shares of Radian Group’s common stock within 30 days of the date of this prospectus supplement solely to cover over-allotments, if any.

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company on or about May     , 2010.

Joint Bookrunning Managers

Keefe, Bruyette & Woods	Morgan Stanley
FBR Capital Markets

Wells Fargo Securities	Northland Capital Markets

Prospectus Supplement dated May     , 2010

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any free writing prospectus that Radian Group authorizes to be distributed to you. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information” and “Information Incorporated by Reference” below. Radian Group has not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Radian Group is not and the underwriters are not making an offer to sell the common stock or soliciting an offer to buy the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since such respective dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that Radian Group has filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration. This document contains two parts. The first part is the prospectus supplement, which describes the specific details regarding this offering, including the price, amount of common stock being offered, the risks of investing in the common stock and other items. The second part is the accompanying prospectus, which provides more general information about the securities Radian Group may offer from time to time under the registration statement, some of which may not apply to the common stock covered by this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described in “Where You Can Find More Information” and the documents listed in “Information Incorporated by Reference” before you decide whether to invest in the common stock.

In making an investment decision, you must rely on your own examination of the Company and the terms of this offering and the common stock, including the merits and risks involved. Radian Group is not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the common stock.

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to Radian Group Inc. and its subsidiaries. We generally refer to Radian Group Inc. alone, without its consolidated subsidiaries, as “Radian Group.”

WHERE YOU CAN FIND MORE INFORMATION

Radian Group has filed with the SEC a registration statement on Form S-3, of which this prospectus supplement and the accompanying prospectus are a part. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including any exhibits and schedules, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of such documents may be obtained from the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Radian Group’s common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Radian Group’s SEC filings are also available (free of charge) from our website at www.radian.biz. Information contained on our website or any other website is not incorporated into this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus supplement, including the information incorporated by reference into this prospectus supplement, contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as the failure of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance is more concentrated;

•

our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and to obtain additional capital (including through this offering) to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

•	a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

•	our ability to continue to effectively mitigate our mortgage insurance and financial guaranty losses;

•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;

•	the negative impact our increased levels of insurance rescissions and claim denials may have on our relationships with customers, including the heightened risk of potential disputes and litigation;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

•	a decrease in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group and the financial strength ratings assigned to Radian Guaranty Inc. (“Radian Guaranty”));

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration (“FHA”) and the Veterans’ Administration (“VA”) or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies or new entrants to the industry);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac (together, the “GSEs”), the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or their services are significantly limited in scope;

•

the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing, or the possibility of additional, lawsuits or investigations, and (ii) legislative and regulatory changes (a) affecting demand for private mortgage insurance, (b) limiting or restricting our use of (or requirements for) additional capital and the products we may offer, or (c) affecting the form in which we execute credit protection or affecting our existing financial guaranty portfolio;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•

volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the possibility of a premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the SEC or the Financial Accounting Standards Board; and

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the discussion under “Risk Factors” in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the discussion under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us, Radian Group’s common stock and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the common stock. Before making an investment decision, you should read this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Radian Group Inc.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have three business segments – mortgage insurance, financial guaranty and financial services:

•	Our mortgage insurance segment provides credit protection for mortgage lenders and other financial services companies on residential mortgage assets.

•

Our financial guaranty segment has provided insurance and reinsurance of municipal bonds, structured finance transactions and other credit-based risks, and has provided credit protection on various asset classes through financial guarantees and credit default swaps. In the third quarter of 2008, we discontinued, for the foreseeable future, writing any new financial guaranty business, including accepting new financial guaranty reinsurance, other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in our existing portfolio.

•

Our financial services segment consists primarily of our ownership interest in Sherman Financial Group LLC (“Sherman”) – a consumer asset and servicing firm specializing in credit card and bankruptcy-plan consumer assets. On May 3, 2010, we sold to Sherman our remaining equity interest in Sherman for approximately $172 million in cash.

Radian Group acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215) 231-1000. Radian Group was incorporated in Delaware in 1992.

Summary of the Offering

Summary details of the offering of Radian Group’s common stock under this prospectus supplement are set forth below.

Issuer	Radian Group Inc.

Common Stock	shares, or shares if the underwriters’ over-allotment option is exercised in full.

Option to Purchase Additional Shares	Radian Group has granted to the underwriters an option to purchase up to additional shares of common stock at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement, solely to cover over-allotments.

Common Stock to be outstanding immediately after this offering	shares, or shares if the underwriters’ over-allotment option is exercised in full.

Public Offering Price Per Share	$ .

Use of Proceeds	The net proceeds from this offering, after deducting the underwriters’ discounts and estimated offering expenses, are expected to be approximately $ (or approximately $ if the underwriters exercise their over-allotment option in full).

We intend to use the net proceeds from this offering to fund working capital requirements and for general corporate purposes, which may include additional capital support for our mortgage insurance business and repurchases of, or payments on, our outstanding debt securities.

New York Stock Exchange Symbol	RDN

NOL Preservation Strategy

Radian Group had approximately $1.6 billion of net operating losses and other tax attributes for United States federal income tax purposes as of March 31, 2010. If Radian Group were to experience an “ownership change” as determined under Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Section 382 would impose an annual limit on the amount of the tax assets that could be used to offset income taxes, which could result in a material amount of the tax assets expiring unused and, therefore, significantly impair the value of these important tax assets. Radian Group adopted a tax benefit preservation plan in October 2009, which was amended in February and May 2010, to protect stockholder value by preserving important tax assets of the Company. Our tax benefit preservation plan is designed to discourage persons from acquiring more than 4.9% of Radian Group’s outstanding common stock (or increasing their ownership if they owned more than 4.9% when our tax benefit preservation plan was adopted) by providing for the significant dilution of the ownership of any person who exceeds that threshold. The board of directors (or a committee thereof) has the discretion to grant exemptions under our tax benefit preservation plan to persons or transactions, if it determines that the acquisition was inadvertent, does not jeopardize the tax assets or is otherwise in the best interests of the Company. Our tax benefit preservation plan is subject to stockholder approval at the 2010 annual meeting of stockholders scheduled to be held on May 12, 2010, and if not approved will terminate.

In addition to our tax benefit preservation plan, Radian Group’s board of directors adopted an amendment to Radian Group’s amended and restated bylaws on April 30, 2010 which is also designed to protect the Company’s important tax assets. The bylaw amendment imposes certain transfer restrictions on any shares of common stock issued after the effective date of the amendment, including the shares of Radian Group’s common stock to be issued in this offering. The bylaw amendment will restrict holders of Radian Group’s common stock to be issued in this offering from acquiring (or otherwise becoming the owner of, directly or by attribution) more than five percent of the outstanding shares of Radian Group’s common stock under Section 382 and will generally restrict current five-percent shareholders under Section 382, if any, from acquiring additional such shares. As with our tax benefit preservation plan, the board of directors (or a committee thereof) has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the bylaws, if it determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

The board of directors has also proposed for approval by Radian Group’s stockholders, at the 2010 annual meeting of stockholders, an amendment to its amended and restated certificate of incorporation to impose substantially similar transfer restrictions as those set forth in the bylaw amendment. The amendment would become effective if approved by Radian Group’s stockholders at the 2010 annual meeting and would be enforceable against the holders of the shares that voted in favor of the amendment, their transferees and holders of shares of common stock issued after the amendment is approved.

If the proposed amendment to Radian’s amended and restated certificate of incorporation is not approved at the 2010 annual meeting, however, the transfer restrictions imposed by the bylaw amendment will terminate immediately following the meeting.

Additionally, in general, our tax benefit preservation plan and the transfer restrictions contained in the amendment to the amended and restated bylaws and in the proposed amendment to the amended and restated certificate of incorporation will each terminate if (i) it is not re-approved by Radian Group’s stockholders every three years, (ii) the Board determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, or (iii)

the Board determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to the Company.

Risk Factors	You should carefully consider the discussion under “Risk Factors” beginning on page S-5 of this prospectus supplement, page 5 of the accompanying prospectus and in the reports we file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks associated with an investment in the common stock.

The number of shares of common stock outstanding after the offering is based on 82,985,829 shares outstanding as of April 30, 2010. This number excludes as of April 30, 2010, (a) 3,104,899 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $29.99 per share; (b) 423,830 shares issuable upon the conversion or settlement of equity compensation awards outstanding at such date; (c) 4,899,710 shares of common stock reserved for future issuance under our equity compensation plans; (d) 1,827,798 shares of common stock available for sale under our employee stock purchase plan; and (e) 2,245,103 shares of common stock available for issuance under our savings and incentive plan. In addition, except as otherwise indicated, the information throughout this prospectus supplement assumes no exercise by the underwriters of their over-allotment option to purchase up to an additional              shares of common stock.

RISK FACTORS

Investing in Radian Group’s common stock involves risk. You should carefully consider the risk factors discussed below and the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, before you make an investment decision regarding the common stock. These risk factors may be amended, supplemented or superseded from time to time by subsequent filings we make under the Securities Exchange Act of 1934, as amended.

The risks and uncertainties discussed below and in the documents incorporated by reference herein are not the only risks we face. Additional risks not currently known to us or that we currently consider immaterial may also harm our business, financial condition or results of operations. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks and cause the value of our securities, including Radian Group’s common stock, to decline. The trading price of our securities, including the common stock, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Company

We have incurred significant losses on our insured products as a result of deterioration in national and regional economic conditions and we could incur significant additional losses in the future.

As a seller of credit protection, our results are subject to macroeconomic conditions and specific events that impact the production environment and credit performance of our underlying insured assets. Many of these conditions are beyond our control, including national or regional economic recessions, home price depreciation and unemployment, interest rate changes or volatility, deterioration in lending markets, and other factors. The economic recession that began in the U.S. in 2007, characterized by a nation-wide decline in home prices, high unemployment, deteriorating credit performance of mortgage and other assets and reduced liquidity for many participants in the mortgage and financial services industries, has had a negative impact on the operating environment and results of operations for each of our business segments. In particular, our results of operations and financial condition have been particularly affected by weakening economic conditions, such as depreciating home values and unemployment.

We have experienced increased delinquencies and claims in our mortgage insurance business, primarily driven by the poor performance of our late 2005 through 2008 insured books of business. Deterioration in general economic conditions, including elevated levels of unemployment and a broad decline in home prices, has increased the likelihood that borrowers will default on their mortgages. Falling home prices have increased the likelihood that borrowers with the ability to make their mortgage payments may voluntarily default on their mortgages when their mortgage balances exceed the value of their homes. We also believe that some borrowers may voluntarily default to take advantage of certain loan modification programs currently being offered or that may be offered in the future. Falling home prices make it more difficult for us to mitigate our losses when a default occurs. See “Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.”

At March 31, 2010, approximately 54.4% of our primary mortgage insurance risk in force was concentrated in 10 states, with the highest percentages being in California, Florida and Texas. A large percentage of our second-lien mortgage insurance risk in force also is concentrated in California and Texas. Deteriorating markets in California and Florida, where non-prime and non-traditional mortgage products such as adjustable rate mortgages (“ARMs”) and interest-only loans are prevalent and where home prices have fallen significantly, have resulted in significant losses in our mortgage insurance business. During the prolonged period of rising home prices that preceded the current downturn in the U.S. housing market, very few mortgage delinquencies and claims were attributable to insured loans in California, despite the significant growth during this period of riskier, non-traditional mortgage products in this state. As mortgage credit performance in California and Florida has deteriorated, given the size of these markets, our loss experience has been significantly affected and will continue to be negatively affected if conditions do not improve or continue to deteriorate.

In addition to California and Florida, approximately 12.3% of our primary mortgage insurance risk in force at March 31, 2010 was concentrated in the Midwestern states of Michigan, Illinois and Ohio. This region has continued to experience higher default rates, which we believe are largely attributable to the difficult operating environment in the domestic auto industry. We expect that this trend may continue.

Our financial guaranty portfolio continues to be negatively impacted by deterioration in the credit markets and the overall economy. See “Our financial guaranty portfolio has experienced deterioration as result of general erosion in credit markets and the overall economy and is susceptible to further deterioration” below. Our financial guaranty business also has a significant portion of its insurance risk in force concentrated in a small number of states, principally California, Texas, New York, Pennsylvania, and Illinois, and could be materially and adversely affected by a continued and prolonged weakening of economic conditions in these states.

The current economic downturn and related disruption in the housing and credit markets could persist throughout 2010 and beyond. Although there has been some recent stabilization of the U.S. economy, it is difficult to predict with any degree of certainty if and when a complete recovery of the economy will occur, including a reduction in unemployment and a broad and lasting recovery in the domestic housing market. As a result, there is a great deal of uncertainty regarding our ultimate loss performance. The potential for a deepening and prolonged recession in the U.S., including rising or continued high unemployment rates and further deterioration in the housing market, may add further stress on the performance of our insured assets, which would negatively impact our financial condition and results of operations.

In addition to the impact of housing and credit market deterioration, our results of operations and financial condition could be negatively impacted by natural disasters or other catastrophic events, acts of terrorism, conflicts, event specific economic depressions or other harmful events in the regions, including in foreign countries, where our business is concentrated.

Our loss mitigation strategies are less effective in markets where housing values fail to appreciate or continue to decline.

The amount of mortgage insurance loss we suffer depends in part on whether the home of a borrower who has defaulted on a mortgage can be sold for an amount that will cover unpaid principal and interest on the mortgage and expenses from the sale. If a borrower defaults under our standard mortgage insurance policy, we generally have the option of paying the entire loss amount and taking title to a mortgaged property or paying our coverage percentage in full satisfaction of our obligations under the policy. In many instances in the past, we have been able to take title to the properties underlying the defaulted loans and sell the properties quickly at prices that have allowed us to recover some or all of our losses. In the current housing market downturn, our ability to mitigate our losses in such a manner has been significantly reduced. If housing values continue to decline, or decline more significantly and/or on a broader geographic basis than is currently anticipated, the frequency of loans going to claim could increase and our ability to mitigate our losses on defaulted mortgages may be significantly reduced, which could have a material adverse effect on our business, financial condition and results of operations.

A large portion of our mortgage insurance risk in force consists of higher risk loans, such as non-prime and high-loan-to-value (“LTV”) loans, pool mortgage insurance and non-traditional mortgage products.

High-LTV Mortgages. We provide mortgage insurance on residential mortgage loans made mostly to home buyers who make down payments of less than 20% of the home’s purchase price. As a result, we typically insure loans where borrowers have less equity at risk at origination than borrowers who make larger down payments; therefore, with respect to this loan characteristic, the loans we insure often have a higher propensity to default relative to the total mortgage market. In addition, of the mortgage loans that we insure, a portion of our mortgage insurance in force consists of insurance on mortgage loans with LTVs at origination of greater than 95%. At March 31, 2010, our mortgage insurance risk in force related to these loans represented 20.3% of our total primary insurance risk in force. We believe mortgage loans with LTVs greater than 95% default substantially more often than those with lower LTVs. In addition, when we are required to pay a claim on a higher LTV loan, it is generally more difficult to recover our costs from the underlying property, especially in areas with declining property values. We have altered our underwriting criteria to significantly restrict the number of new loans with LTVs greater than 95% and have adopted more stringent guidelines for loans with LTVs greater than 90%. While we believe these changes have improved the overall risk profile of the new business we have written, in the near term, it is likely that our results of operations and financial condition will continue to be negatively affected by the performance of our existing insured loans with high-LTVs.

Non-Prime Loans. A large percentage of the mortgage insurance we wrote in years 2005 through 2007 and, consequently, our existing mortgage insurance risk in force, is related to non-prime loans. At March 31, 2010, our non-prime mortgage insurance risk in force, including Alt-A, was approximately 19% of our total primary insurance risk in force. Historically, non-prime loans are more likely to result in claims than prime loans. In addition, our non-prime business, in particular Alt-A loans, tends to have larger loan balances relative to other loans, which often results in larger claims. We have experienced a significant increase in mortgage loan defaults related to Alt-A loans originated in 2005 through 2007. These losses have occurred more rapidly and well in excess of historical loss patterns, and have contributed in large part to the significant increase in our provision for losses. If delinquency and default to paid claim rates on non-prime loans continue to increase as is expected, in particular in California, Florida and other states where the Alt-A product is prevalent, our results of operations and financial condition will continue to be negatively affected.

Pool Mortgage Insurance. We offer pool mortgage insurance, which exposes us to an increased risk of greater loss severity compared to primary mortgage insurance. Our pool mortgage insurance products generally cover all losses in a pool of loans up to our aggregate exposure limit, which generally is between 1% and 10% of the initial aggregate loan balance of the entire pool of loans. Under pool insurance, we could be required to pay the full claim amount of every loan in the pool within our exposure limits and upon which a claim is made until the aggregate limit is reached, rather than a percentage of the loan amount, as is the case with traditional primary mortgage insurance. At March 31, 2010, approximately 7% of our total mortgage insurance risk in force was attributable to pool insurance.

NIMS. We have provided credit enhancement on net interest margin securities (“NIMS”). NIMS have been particularly susceptible to the disruption in the mortgage credit markets, and we stopped writing insurance on NIMS in 2007. We expect all of our NIMS to result in credit losses, with most payments expected to occur in 2011 and 2012. The fair value of our total net liabilities related to NIMS as of March 31, 2010 was $256.7 million. Because our future expected credit losses are greater than the carrying value of our liability related to NIMS, we expect a maximum additional negative impact of $35.4 million to our results of operations related to NIMS in future periods.

We insure adjustable rate loans that have resulted in significant losses and are expected to result in further losses.

At March 31, 2010, approximately 15.0% of our primary mortgage insurance risk in force consisted of ARMs, which include loans with negative amortization features, such as pay option ARMs. Our claim frequency on ARMs has been higher than on fixed-rate loans due to monthly payment increases that occur when interest rates rise or when the “teaser rate” (an initial interest rate that does not fully reflect the index which determines subsequent rates) expires. We consider a loan to be an ARM if the interest rate for that loan will reset at any point during the life of the loan. However, it has been our experience that ARMs with resets of less than five years from origination are more likely to result in a claim than longer-term ARMs. ARMs with resets of less than five years represented approximately half of our total primary risk in force related to ARMs at March 31, 2010. Approximately 7.0% of the ARMs that we insure are scheduled to have initial interest rate resets in 2010.

At March 31, 2010, approximately 8.1% of our primary mortgage insurance risk in force consisted of interest-only mortgages (including approximately 4.0% of our primary mortgage insurance risk in force consists of interest-only mortgages that are ARMs), where the borrower pays only the interest on a mortgage for a specified period of time, usually five to ten years, after which the loan payment increases to include principal payments. We believe that, similar to ARMs, these loans have a heightened propensity to default because of possible “payment shocks” after the initial low-payment period expires and because the borrower does not automatically build equity as payments are made.

Reduced liquidity in the mortgage market, tighter underwriting standards, and declining home prices in many regions in the U.S. have combined to make it more difficult for many borrowers with ARMs and interest-only mortgages to refinance their mortgages into fixed rate products. As a result, without available alternatives, many borrowers have been forced into default when their interest rates reset at a higher rate. This has resulted in significant losses for mortgage lenders and insurers as well as investors in the secondary market. Although there can be no assurance, the historically low level of interest rates in the current mortgage market may help to reduce the size of interest payment increases (and in some cases eliminate any increase) for loans resetting in the near future. In addition, the emergence of federal and private loan refinance and modification programs intended to allow borrowers to refinance or modify their existing loan structures, may allow borrowers that would not otherwise qualify for a loan refinance or modification to convert to fixed rate loans.

In the long-term, however, absent a change in the current lending environment or a positive mitigating effect from federal and private measures aimed at reducing defaults from adjustable rate resets, defaults related to these products may continue to increase. If this occurs, our results of operations will be negatively affected, possibly significantly, which could adversely affect our financial condition and results of operations.

Insurance rescissions and claim denials may not continue at the levels we have recently experienced.

In recent years, the amount of insurance we have rescinded or claims that we have denied due to fraud, misrepresentation or other violations of our insurance policies has increased significantly. These rescissions and denials have materially mitigated our paid losses and resulted in a significant reduction in our reserve for losses. Our estimate of rescissions and denials had the effect of reducing our loss reserves as of March 31, 2010 by approximately $1.4 billion. In addition, during 2009 and in the first quarter of 2010, we rescinded or denied approximately $904 million and $277 million, respectively, of first-lien claims submitted to us for payment (“submitted claims”), compared to approximately $166 million for 2008 and $158 million for the first quarter of 2009. Of the claims rescinded or denied in 2009 and the first quarter of 2010, approximately $440 million and $157 million, respectively, related to claims from policies where we were in a first loss position and would have paid the claim absent the rescission or denial, while approximately $464 million and $120 million, respectively, related to claims where we were in a second loss position and regardless of such rescission or denial would not have necessarily been responsible to pay the claim as a result of deductibles and other exposure limitations included in our policies. These amounts also include a small amount of submitted claims that were subsequently withdrawn by the insured. Although we expect the high level of rescissions and denials to continue in light of our significant default inventory, we can provide no assurance that rescissions and denials will continue at the increased levels we have recently experienced or will continue to materially mitigate paid losses.

The insured lenders may dispute our right to rescind coverage or deny a claim, which dispute may be made several years after such rescission or denial. Recently, we have faced an increasing number of challenges from certain of our lender customers regarding our insurance rescissions and claim denials. We are currently in discussions with these customers regarding a number of rescissions or denials that are collectively material in amount, which if not resolved, could result in arbitration or judicial proceedings. We may be unsuccessful in such proceedings, which may be costly and time consuming. The heightened risk of disputes with our customers regarding our increased rescissions and claim denials could potentially lead to the loss of one or more customers. See “Because our mortgage insurance business is concentrated among a few significant customers, our new insurance written and franchise value could decline if we lose any significant customer” and “We are subject to the risk of private litigation and regulatory proceedings.”

The determination of our reserve for losses involves significant use of estimates with regard to the likelihood, magnitude and timing of a loss, including an estimate of the number of defaulted loans that will be successfully rescinded or denied. If the actual amount of rescissions and denials is much lower than our estimate, as a result of litigation settlements or other factors, our losses may be materially increased, which could have a material adverse effect on our financial condition and results of operations. For additional information regarding the determination of a reserve for losses, see Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Reserve for Losses” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Losses in our mortgage insurance business have reduced Radian Guaranty’s statutory surplus and increased Radian Guaranty’s risk-to-capital ratio; additional losses in our mortgage insurance portfolio or financial guaranty portfolio without a corresponding increase in new capital or capital relief could further negatively impact these ratios, which could limit Radian Guaranty’s ability to write new insurance and could increase restrictions and requirements placed on Radian Guaranty.

The GSEs, rating agencies and state insurance regulators impose various capital requirements on our insurance subsidiaries. These capital requirements include risk-to-capital ratios, risk-based capital measures and surplus requirements that limit the amount of insurance that our insurance subsidiaries may write. Sixteen states currently have a statutory or regulatory requirement limiting a mortgage insurer’s risk-to-capital ratio to 25 to 1. As a result of the significant losses we experienced in our mortgage insurance business, Radian Guaranty’s risk-to-capital ratio grew from 8.1 to 1 at December 31, 2006 to 16.9 to 1 at March 31, 2010.

Based on current and expected future trends, we believe that we may continue to incur material losses in our mortgage insurance business. The ultimate amount of losses will depend in part on general economic conditions and other factors, including the health of credit markets, home prices and unemployment rates, all of which are difficult to predict and beyond our control. In the absence of additional new capital or capital relief through reinsurance or otherwise, Radian Guaranty’s risk-to-capital ratio is expected to increase during 2010 and could reach 25 to 1 before the end of the year if losses are significantly worse than our current expectations.

We, along with others in our industry, are seeking regulatory changes or relief in those states that impose a 25 to 1 risk-to-capital requirement, primarily through new legislation or other means by which the insurance regulator in these states is granted discretionary authority to waive the 25 to 1 risk-to-capital requirement. Although these efforts have been successful in some states, it is uncertain whether regulatory changes or relief will be obtained in the remaining states in sufficient time, if at all, to avoid a breach of the 25 to 1 limitation in these states. Further, in those states that currently allow for discretionary authority, there can be no assurance that the regulators in these states will exercise their discretion to permit us to write new business in the event that we exceed the 25 to 1 limitation, how long such regulators may allow any waiver of this requirement to exist or what, if any, other requirements may be imposed. Moreover, in those states that do not have a capital adequacy requirement in the form of a 25 to 1 limitation, it is not clear what actions the applicable state regulators would take if we failed to meet the capital adequacy requirement established by another state. Accordingly, if we fail to meet the capital adequacy requirements in one or more states, Radian Guaranty could be required to suspend writing business in some or all of the states in which we do business.

We are actively managing Radian Guaranty’s risk-to-capital ratio by pursuing alternatives to address our mortgage insurance capital needs, including this offering of common stock and by freeing up capital for use through liquidation of certain of our investments, such as the sale of Sherman, and through reinsurance or other risk transfer arrangements. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We cannot provide any assurance as to whether we will embark upon or we will be successful in implementing any of these alternatives, many of which require regulatory and other approvals, or whether the capital or capital relief obtained through such alternatives will be sufficient to maintain our risk-to-capital ratio at or below 25 to 1. Any future equity offerings could be dilutive to our existing stockholders, could result in a decrease in the price of the common stock, or could result in the issuance of securities that have rights, preferences and privileges that are senior to those of the common stock.

We are also preparing, if necessary, to write new first-lien mortgage insurance business through our wholly-owned subsidiary, Amerin Guaranty Corporation (“Amerin Guaranty”), in those states that continue to impose a 25 to 1 risk-to-capital requirement. We have received preliminary approval from the Pennsylvania Department of Insurance to use Amerin Guaranty as a first-lien mortgage insurance provider and have redomesticated Amerin Guaranty from Illinois to Pennsylvania for this purpose. However, before Amerin Guaranty may write first-lien mortgage insurance, we will need to add sufficient capital to Amerin Guaranty either from internal resources or from new capital and also will need to seek and obtain necessary regulatory or other approvals, including from the GSEs. Amerin Guaranty is currently prohibited from writing new insurance business in six states without the addition of new capital. We cannot provide any assurance as to whether we will be successful in sufficiently capitalizing Amerin Guaranty or whether we will obtain the necessary approvals for implementing this alternative.

If Radian Guaranty’s risk-to-capital ratio were to exceed 25 to 1, certain state insurance regulators might limit the amount of new insurance business that Radian Guaranty may write or prohibit Radian Guaranty from writing new insurance altogether in their respective states, including those states that do not currently impose a 25 to 1 limitation. In addition, the GSEs and our other customers may decide not to conduct new business with Radian Guaranty (or reduce current business levels) while its risk-to-capital ratio remained at elevated levels. This could ultimately result in a loss of Radian Guaranty’s eligibility with the GSEs. The franchise value of our mortgage insurance business would likely be significantly diminished if Radian Guaranty was prohibited from writing new business or restricted in the amount of new business it could write, especially in the event we are unable to execute on our strategy for writing new first-lien mortgage insurance through Amerin Guaranty. In addition, any restriction on Radian Guaranty’s ability to continue to write new insurance would likely harm our ability to attract new capital.

We and our insurance subsidiaries are subject to comprehensive, detailed regulation, principally designed for the protection of our insured policyholders, rather than for the benefit of investors, by the insurance departments in the various states where our insurance subsidiaries are licensed to transact business. Insurance laws vary from state to state, but generally grant broad supervisory powers to agencies or officials to examine insurance companies and enforce rules or exercise discretion affecting almost every significant aspect of the insurance business, including the power to revoke or restrict an insurance company’s ability to write new business.

Radian Group is an insurance holding company and our insurance subsidiaries are subject to extensive regulation, including with respect to transactions involving any of our insurance subsidiaries on the one hand and us or any of our affiliates (including another insurance subsidiary) on the other hand. During 2009, we reallocated a large portion of our investment portfolio among our insurance subsidiaries primarily to redistribute our holdings of taxable securities as part of our tax planning strategy. This reallocation was conducted pursuant to a number of transfers of investment grade securities among our insurance subsidiaries. The aggregate amounts of these transactions were reported in the statutory year-end filing for each such subsidiary. In addition, we believe that certain of these transactions required prior notice to, and in some instances, may have required the prior approval of, the insurance regulators for the insurance companies involved, which notices were not filed and which prior approvals were not obtained. While we believe all of these securities transactions were executed at the fair value of the securities transferred, and therefore were “fair and reasonable” to the parties involved as is required under applicable insurance regulation, we plan to discuss this matter with each of our insurance regulators, who have the discretion to impose certain sanctions, including fines or other penalties, under applicable insurance regulations.

Given the significant losses incurred by many insurers in the mortgage and financial guaranty industries, our insurance subsidiaries have been subject to heightened scrutiny by insurance regulators. We are currently in close communication with certain insurance regulatory authorities. Additionally, the Hong Kong Insurance Authority has directed Radian Insurance Inc. to continue to maintain sufficient assets in Hong Kong to cover its potential liabilities on insured loans in Hong Kong. In light of current market conditions and ongoing losses in our insurance subsidiaries, insurance departments in the jurisdictions noted above or in other jurisdictions could impose restrictions or requirements that could have a material adverse impact on our businesses.

The long-term capital adequacy of Radian Guaranty depends, in part, upon the performance of our financial guaranty portfolio.

During the third quarter of 2008, Radian Group contributed its ownership interest in Radian Asset Assurance Inc. (“Radian Asset Assurance”) to Radian Guaranty. While this reorganization provided Radian Guaranty with substantial regulatory capital, it also makes the capital adequacy of our mortgage insurance business dependent, to a significant degree, on the performance of our financial guaranty business. If the performance of our financial guaranty portfolio deteriorates materially, including if we are required to establish one or more significant statutory reserves as a result of defaults in our insured obligations, or we make commutation payments to terminate insured obligations in excess of the statutory reserves for such obligations, the regulatory capital of Radian Guaranty also would be negatively impacted. Any decrease in the capital support derived from our financial guaranty business could, therefore, negatively impact the franchise value of our mortgage insurance business, and potentially lead to our inability to continue to write new mortgage insurance business. See “Our financial guaranty portfolio has experienced deterioration as a result of general erosion in credit markets and the overall economy and is susceptible to further deterioration” and “We face risks associated with our financial guaranty insurance customers and our second-to-pay liabilities from these entities.”

As of March 31, 2010, Radian Asset Assurance maintained a statutory surplus of approximately $1.0 billion and total claims paying resources of approximately $2.5 billion. We expect our financial guaranty business to issue significant dividends to Radian Guaranty over time as our existing financial guaranty portfolio matures and the exposure is reduced. The timing and amount of these cash infusions will depend on the dividend capacity of our financial guaranty business, which is governed by New York insurance laws. If our financial guaranty exposure is reduced on an accelerated basis through the recapture of insured business from our primary financial guaranty reinsurance customers or otherwise, Radian Asset Assurance may have the ability to issue dividends to Radian Guaranty more quickly and in greater amounts. If, however, the performance of our financial guaranty portfolio deteriorates materially, or the amount we pay to terminate any particular financial guaranty exposure is larger than the amount of the reserves for such exposure, our financial guaranty statutory surplus could be reduced and our financial guaranty business would likely have less capacity to issue dividends to Radian Guaranty, and could be restricted from issuing dividends altogether.

Our financial guaranty portfolio has experienced deterioration as a result of general erosion in credit markets and the overall economy and is susceptible to further deterioration.

As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview of Business Results—Financial Guaranty—Credit Performance,” in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, we have experienced credit deterioration in our financial guaranty portfolio as a result of general deterioration in credit markets and the overall economy. In particular, we have experienced credit deterioration within our insured portfolio of trust preferred securities (“TruPs”) collateralized debt obligations (“CDOs”). For our sole remaining CDO of asset backed securities (“ABS”) transaction with $462.6 million in net par outstanding as of March 31, 2010, we currently expect to begin paying claims in respect of interest shortfalls in 2011, and possibly earlier, if the deterioration is worse than projected. Upon our initial claim payment obligation, the statutory capital of Radian Asset Assurance (and consequently Radian Guaranty) would be reduced by an amount equal to the present value of our expected future net losses (net of taxes on this transaction). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview of Business Results—Financial Guaranty,” in

Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for additional information regarding this CDO of ABS transaction and certain circumstances where we may be obligated to pay outstanding principal prior to the legal final maturity date of our TruPs CDOs. While we have sought to underwrite our insured credits with levels of subordination or other credit enhancement designed to protect us from loss in the event of poor performance of the underlying collateral, we cannot be certain that such levels of subordination will protect us from future material losses in light of the significantly higher rates of delinquency and losses currently being observed within our insured credits.

We have guaranteed structured finance obligations that expose us to a variety of complex credit risks and indirectly to market, political and other risks beyond those that generally apply to financial guarantees of public finance obligations. We have insured and reinsured certain asset-backed transactions and securitizations secured by one or a few classes of assets, such as residential mortgages, auto loans and leases, credit card receivables and other consumer assets, both funded and synthetic. We have also insured obligations under credit default swaps (“CDS”), including CDOs of several asset classes, such as corporate debt, TruPs, residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities and other ABS obligations. We continue to have exposure to trade credit reinsurance (which is currently in run-off), which protects sellers of goods under certain circumstances against nonpayment of their accounts receivable. Losses associated with our structured finance and trade credit reinsurance businesses are difficult to predict accurately and could have a material adverse effect on our financial condition and operating results, especially given the most recent economic disruption.

In addition to our structured finance risk, we have significant exposure to public finance obligations that are susceptible to default in an economic downturn. Historically, our financial guaranty public finance business has focused on smaller, regional, lower investment-grade issuers and structures that were uneconomical for most of the larger, higher-rated financial guarantors to insure. As a result, we have greater exposure than other monoline financial guarantors to sectors such as healthcare and long-term care and education that historically have had higher default rates than other public finance sectors. These credits, which generally cover smaller, more rural and specialized issuers, tend to be lower rated and more susceptible to default in an economic downturn.

We face risks associated with our financial guaranty insurance customers and our second-to-pay liabilities from these entities.

As a result of rating agency downgrades of our financial guaranty insurance subsidiaries’ financial strength ratings, all of our unaffiliated primary reinsurance customers in our financial guaranty reinsurance business currently have the right to take back or recapture an aggregate of $25.5 billion of business previously ceded to us under their reinsurance agreements with us. While our treaties with our primary reinsurance customers do not permit our reinsurance customers to selectively recapture business previously ceded to us under their treaties, because we have entered into multiple treaties with each customer it is possible that a customer may choose to recapture business only under those treaties that they perceive as covering less risky portions of our reinsurance portfolio. This could potentially leave us with risk that is more concentrated in troubled asset classes.

Our reinsurance customers are primarily responsible for surveillance, loss mitigation and salvage on the risks that they cede to us. Some of these customers are experiencing financial difficulties, and therefore, may be less willing to or capable of performing these tasks to the extent necessary to minimize potential losses and/or maximize potential salvage on the credits we reinsure. Due to their current financial difficulties, they may have different incentives to eliminate long-term liabilities than we do. We generally do not have direct access to the insured obligation or the right to perform our own loss mitigation or salvage work on these transactions. We also have limited visibility with respect to the performance of many of the obligations we reinsure. See “If the estimates we use in establishing loss reserves for our mortgage insurance or financial guaranty businesses are incorrect, we may be required to take unexpected charges to income, which could hurt our capital position” below. In addition, our primary reinsurance customers may delegate their loss adjustment functions to third parties, the cost of which would then be proportionally allocated to us and any other reinsurers for the insured transaction. Accordingly, the losses and loss adjustment expenses allocated to us on our reinsured risks may be significantly higher than otherwise would have been the case if we were responsible for surveillance, loss mitigation and salvage for these risks. This could have a material adverse effect on our financial condition and operating results.

Approximately $23.6 billion or 92.2% of Radian Asset Assurance’s net par reinsurance exposure outstanding as of March 31, 2010, was ceded from primary insurer customers that are subsidiaries of one holding company. Consequently, such financial guaranty reinsurance is now dependent upon the surveillance and loss mitigation abilities of primary insurers under this one holding company.

We have insured certain transactions on a second-to-pay basis, meaning that we are obligated to pay claims in these transactions only to the extent that another insurer fails to pay such a claim. Consequently, if the conservator for an insolvent financial guarantor rejects payment of all or a portion of a claim, we may be required to pay all or a portion of such claim. Because many insurers are currently experiencing significant financial difficulties, the likelihood of our having to pay a claim on our second-to-pay transactions has increased. In 2009, two of the companies that are the primary obligors on certain of the transactions for which we have provided second-to-pay protection, Syncora Guarantee Inc. (“Synorca”) and Financial Guaranty Insurance Company (“FGIC”), suspended all claims payments following orders by the New York Insurance Department (“NYID”). On March 24, 2010, Ambac Assurance Corporation (“Ambac”) established a segregated account pursuant to Wisconsin law for certain CDS, policies insuring RMBS, certain student loan policies and certain other policies, with respect to some of which we have provided second-to-pay protection. The Office of the Commissioner of Insurance of the State of Wisconsin has commenced rehabilitation proceedings with respect to such segregated account. A portion of our second-to-pay exposure to Ambac’s insured obligation may be included in the segregated account. As of March 31, 2010, Syncora, FGIC and Ambac are the primary insurers on $1.4 billion net par outstanding (or 46.0%) of our second-to-pay exposure, and $97.7 million (or 7.1%) of such exposure to those three primary insurers is rated below investment grade.

Because most of the mortgage loans that we insure are sold to Freddie Mac and Fannie Mae, changes in their charters or business practices could significantly impact our mortgage insurance business.

Freddie Mac and Fannie Mae are the beneficiaries of the majority of our mortgage insurance policies. Freddie Mac’s and Fannie Mae’s federal charters generally prohibit them from purchasing any mortgage with a loan amount that exceeds 80% of a home’s value, unless that mortgage is insured by a qualified insurer or the mortgage seller retains at least a 10% participation in the loan or agrees to repurchase the loan in the event of a default. As a result, high-LTV mortgages purchased by Freddie Mac or Fannie Mae generally are insured with private mortgage insurance. Changes in the charters or business practices of Freddie Mac or Fannie Mae could reduce the number of mortgages they purchase that are insured by us and consequently diminish our franchise value. In particular, Freddie Mac and Fannie Mae have the ability to:

•

implement new eligibility requirements for mortgage insurers and alter or liberalize underwriting standards on low-down-payment mortgages they purchase (see “We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise” below);

•	alter the terms on which mortgage insurance coverage may be canceled before reaching the cancellation thresholds established by law;

•	require private mortgage insurers to perform activities intended to avoid or mitigate loss on insured mortgages that are in default; and

•	influence a mortgage lender’s selection of the mortgage insurer providing coverage.

Some of Freddie Mac’s and Fannie Mae’s more recent programs require less insurance coverage than they historically have required, and they have the ability to further reduce coverage requirements, which could reduce the amount of mortgage insurance purchased and have an adverse effect on our business, financial condition and operating results. For a number of years, the GSEs have had programs under which lenders could choose, for certain loans, a mortgage insurance coverage percentage that was only the minimum required by the GSE’s charter, with the GSEs paying a lower price for these loans (“charter coverage”). The GSEs have also had programs under which, for certain loans, they would accept a level of mortgage insurance above the requirements of their charters, but below their standard coverage without any decrease in the purchase price they would pay for these loans (“reduced coverage”). In September 2009, Fannie Mae announced that, effective January 1, 2010, it would expand broadly the types of loans eligible for charter coverage, and also that it would eliminate its reduced coverage program in the second quarter of 2010. To the extent lenders selling loans to Fannie Mae chose charter coverage for loans that we insure, our revenues would likely be reduced.

The GSEs’ business practices may be impacted by their results of operations as well as legislative or regulatory changes governing their operations. In July 2008, an overhaul of regulatory oversight of the GSEs was enacted. The new provisions, contained within the Housing and Economic Recovery Act of 2008 (“HERA”), encompass substantially all of the GSEs’ operations. This new law abolished the former regulator for the GSEs and created a new, stronger regulator, the Federal Housing Finance Agency (“FHFA”), in addition to other oversight reforms.

In September 2008, the FHFA was appointed as the conservator of the GSEs to control and direct the operations of the GSEs. The appointment of a conservator may increase the likelihood that the business practices of the GSEs will be changed in ways that may have a material adverse effect on us. In particular, if the private mortgage insurance industry does not have the ability, due to capital constraints, to continue to write sufficient business to meet the needs of the GSEs, the GSEs may seek alternatives other than private mortgage insurance to conduct their business. The appointment of a conservator also increases the likelihood that the U.S. Congress will examine the role and purpose of the GSEs in the domestic housing market and potentially make certain structural and other changes to the GSEs. It is uncertain if and when such changes may be proposed, which could be as early as spring of 2010, and what the proposals would entail, which could include the abolishment of the GSEs and the replacement of the GSEs with a yet to be determined new system. Although we believe that private mortgage insurance will continue to play an important role in any future structure involving the GSEs, there is a possibility that new federal legislation could reduce the level of private mortgage insurance coverage used by the GSEs as credit enhancement or perhaps even eliminate the requirement altogether. In connection with the Homeownership Affordability and Stability Plan, the FHFA will allow the GSEs to refinance their own qualifying loans without mortgage insurance if the original loan does not have mortgage insurance.

We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise.

In order to maintain the highest level of eligibility with Freddie Mac and Fannie Mae, mortgage insurers have historically been required to maintain an insurer financial strength rating of AA- or Aa3 from at least two of the three ratings agencies by which they are customarily rated. If a mortgage insurer were to lose such eligibility, Freddie Mac and/or Fannie Mae could restrict the mortgage insurer from conducting certain types of business with them, or take actions that may include not purchasing loans insured by the mortgage insurer. In light of the housing market downturn, both Freddie Mac and Fannie Mae have indicated that loss of mortgage insurer eligibility due to such a downgrade will no longer be automatic and will be subject to review if and when the downgrade occurs. We are aware of at least one private mortgage insurance company that has lost its top tier eligibility with Freddie Mac and Fannie Mae. The eligibility requirements are subject to change from time to time, and the GSEs recently have proposed modifying their eligibility requirements. We do not know whether or when such modifications may be implemented, or the form that any such modifications may take.

Our mortgage insurance subsidiaries have been downgraded substantially below AA-/Aa3 by Standard and Poor’s Ratings Service (“S&P”) and Moody’s Investor Service (“Moody’s”). In response to these ratings actions, we have presented business and financial plans to Freddie Mac and Fannie Mae for how to restore profitability and ultimately regain a higher rating for our mortgage insurance business. See “The long-term capital adequacy of Radian Guaranty depends, in part, upon the performance of our financial guaranty portfolio” above for risks associated with this plan. Our ratings are also driven by the rating agencies’ views of the mortgage insurance industry as a whole. If the capital credit we receive from the rating agencies and GSEs with respect to our plans is less than they believe may be required by our mortgage insurance business, we could lose our eligibility with the GSEs and/or be further downgraded by the rating agencies. Our remediation plans include projections of our future financial performance, including the effect of significant changes to the underwriting and pricing of our business. Although their initial reactions to our plans were favorable, we cannot be certain that either of the GSEs will continue to accept our plans or if we will be able to retain our eligibility status with either of them. Loss of our eligibility status with the GSEs would likely have an immediate and material adverse impact on the franchise value of our mortgage insurance business and our future prospects and could negatively impact our results of operations and financial condition.

A decrease in the volume of home mortgage originations could result in fewer opportunities for us to write new insurance business.

Our ability to write new business depends, among other things, on a steady flow of high-LTV mortgages that require our mortgage insurance. The deterioration in the credit performance of non-prime and other forms of non-conforming loans has caused lenders to substantially reduce the availability of non-prime mortgages and most other loan products that are not conforming loans, and to significantly tighten their underwriting standards. Fewer loan products and tighter loan qualifications, while improving the overall quality of new mortgage originations, have in turn reduced the number of qualified homebuyers and made it more difficult for buyers (in particular first-time buyers) to obtain mortgage financing or to refinance their existing mortgages. In addition, the significant disruption in the housing and related credit markets has led to reduced investor demand for mortgage loans and mortgage-backed securities (“MBS”) in the secondary market, which historically has been an available source of funding for many mortgage lenders. This has significantly reduced liquidity in the mortgage funding marketplace, forcing many lenders to retain a larger portion of their mortgage loans and MBS and leaving them with less capacity to continue to originate new mortgages.

If the volume of new mortgage originations continues to decrease or persists at low levels for a prolonged period of time, we may experience fewer opportunities to write new insurance business, which could reduce our existing insurance in force and have a significant negative effect on both our ability to execute our business plans and our overall franchise value.

Because our mortgage insurance business is concentrated among a few significant customers, our new insurance written and franchise value could decline if we lose a significant customer.

Our mortgage insurance business depends to a significant degree on a small number of lending customers. As of March 31, 2010, our top 10 mortgage insurance customers were generally responsible for over half of our primary new insurance written in 2010 and two mortgage insurance customers each accounted for more than 10% of our consolidated revenues. Accordingly, maintaining our business relationships and business volumes with our largest lending customers is important to the success of our business. Challenging market conditions have adversely affected, and may continue to adversely affect, the financial condition of a number of our largest lending customers. These customers could become subject to serious financial constraints that may jeopardize the viability of their business plans or their access to additional capital, forcing them to consider alternatives such as bankruptcy or consolidation with others in the industry. In addition, as a result of current market conditions, our lending customers may seek to diversify their exposure to any one or more mortgage insurers, may decide to write business only with those mortgage insurers that they perceive to have the strongest financial position, or may decide to write more business with the FHA. See “Our mortgage insurance business faces intense competition.”

In response to the general deterioration in housing markets, we have tightened our underwriting guidelines, which has resulted in our declining to insure some of the loans originated by our larger customers. We have also increased our pricing to reflect the increased risk of default in the current economic and housing downturn. Our increased pricing and tighter guidelines could negatively affect our relationships with our customers, potentially resulting in customers choosing to limit the amount of business they conduct with us. The loss of business from even one of our major customers could have a material adverse effect on the amount of new business we are able to write, and consequently, our franchise value. Our master policies and related lender agreements do not, and by law cannot, require our mortgage insurance customers to do business with us, and we cannot be certain that any loss of business from a single lender will be recouped from other lending customers in the industry.

From time to time, we have disputes with our customers. If not resolved, these disputes could lead to arbitration or litigation proceedings. Our recent experience with respect to increased insurance rescissions and claim denials have resulted in increased objections to certain insurance rescissions and claim denials, which could potentially lead to the loss of one or more customers or to litigation with customers. If there is any material litigation with any customer, the customer could decide to limit the amount of business they conduct with us or terminate our business relationship altogether, which could have a material adverse effect on our business, financial condition and results of operations.

Our mortgage insurance business faces intense competition.

The U.S. mortgage insurance industry is highly dynamic and intensely competitive. Our competitors include other private mortgage insurers and federal and state governmental and quasi-governmental agencies, principally the VA and the FHA, which has significantly increased its competitive position in the mortgage market.

Governmental and quasi-governmental entities typically do not have the same capital requirements that we and other mortgage insurance companies have, and therefore, may have greater financial flexibility in their pricing and capacity that could put us at a competitive disadvantage. In the event that a government-owned or sponsored entity in one of our markets decides to reduce prices significantly or alter the terms and conditions of its mortgage insurance or other credit enhancement products in furtherance of political, social or other goals rather than a profit motive, we may be unable to compete in that market effectively, which could have an adverse effect on our business, financial condition and operating results.

Beginning in 2008, the FHA has substantially increased its market share, including by insuring a number of loans that would meet our current underwriting guidelines at a lower cost to the borrower than a loan that carries our mortgage insurance. The FHA’s share of the mortgage insurance market increased significantly to 81.0% for 2009 from 53.6% for 2008. For information regarding certain legislative developments that have enhanced the FHA’s competitive position, see “Legislation and regulatory changes and interpretations could harm our mortgage insurance business” below. In light of the capital constraints that the private mortgage insurance industry has faced, and the need by private mortgage insurers to tighten underwriting guidelines based on past loan performance, we anticipate that the FHA will continue to maintain a strong market position and could increase its market position to the point that private mortgage insurers may be perceived as less significant to the future of the housing finance market. One or more private mortgage insurers may seek to regain market share from the FHA or other mortgage insurers by reducing pricing (as was recently publicly announced by one private mortgage insurer) or loosening their underwriting guidelines, which could increase their competitive position in the industry and reduce the amount of business available to us.

It appears that the improvement in the credit quality of new loans being insured in the current market, combined with the deterioration of the financial strength ratings of most existing private mortgage insurance companies, in part due to their legacy books of insured mortgages, could encourage new entrants to our industry. One potential new entrant, who appears to have significant capital commitments, has publicly disclosed that it has received a license to write mortgage insurance business in 45 states and has received GSE approval. Our inability to compete with other providers, including any new entrants that are not burdened by legacy credit risks, could have a material adverse effect on our business position, financial condition and operating results.

In addition, in the past, an increasing number of alternatives to traditional private mortgage insurance developed, many of which reduced the demand for our mortgage insurance. These alternatives included:

•	mortgage lenders structuring mortgage originations to avoid private mortgage insurance, mostly through “80-10-10 loans” or other forms of simultaneous second loans. The use of simultaneous second loans increased significantly during the recent past to become a competitive alternative to private mortgage insurance, particularly in light of (i) the potential lower monthly cost of simultaneous second loans compared to the cost of mortgage insurance in a low interest-rate environment and (ii) possible negative borrower, broker and realtor perceptions about mortgage insurance;

•	investors using other forms of credit enhancement such as CDS or securitizations as a partial or complete substitute for private mortgage insurance; and

•	mortgage lenders and other intermediaries foregoing third-party insurance coverage and retaining the full risk of loss on their high-LTV loans.

As a result of the recent and continuing turmoil in the housing credit market, many of these alternatives to private mortgage insurance are not currently available in the mortgage market, although simultaneous second loans are still available and their use may grow again. If market conditions were to change, however, we again could face significant competition from these alternatives as well as others that may develop.

Our business depends, in part, on effective and reliable loan servicing, which may be negatively impacted by the current disruption in the housing and mortgage credit markets.

We depend on reliable, consistent third-party servicing of the loans that we insure. Dependable servicing generally ensures timely billing and effective loss mitigation opportunities for delinquent or near-delinquent loans. Many of our customers also serve as the servicers for loans that we insure, whether the loans were originated by such customer or another lender. Therefore, the same market conditions affecting our customers as discussed above in “Because our mortgage insurance business is concentrated among a few significant customers, our new insurance written and franchise value could decline if we lose any significant customer” will also affect their ability to effectively maintain their servicing operations. In addition, current housing trends have led to a significant increase in the number of delinquent mortgage loans requiring servicing. These increases have strained the resources of servicers, reducing their ability to undertake loss mitigation efforts, including the processing of potential loan modifications through the U.S. Treasury Department’s Home Affordable Modification Program (“HAMP”), which could help limit our losses.

Managing a substantially higher volume of under-performing loans could create operational difficulties that our servicers may not have the resources to overcome. If a disruption occurs in the servicing of mortgage loans covered by our insurance policies, this, in turn, could contribute to a rise in delinquencies and/or claims among those loans and could have a material adverse effect on our business, financial condition and operating results.

Loan modification and other similar programs may not provide us with a material benefit.

The Federal Deposit Insurance Corporation, the GSEs and lenders have adopted programs to modify loans to make them more affordable to borrowers with the goal of reducing the number of foreclosures. In February 2009, the U.S. Treasury Department announced the Homeowner Affordability and Stability Plan, of which HAMP is a part, which provides certain guidelines for loan modifications and allocates $75 billion for this purpose. Some of the eligibility criteria require current information about borrowers, such as the borrowers’ current income and non-mortgage debt payment. Because the GSEs and the lenders do not share such information with us, we cannot determine with certainty the number of loans in our delinquent inventory that are eligible to participate in such programs. As of March 31, 2010, we believe approximately 36,338 loans in our delinquent loan inventory have begun the “trial modification” period under HAMP and that approximately 5,928 of delinquent loans have cured after entering HAMP.

While modifications made under these programs are increasing, it is unclear whether they will ultimately result in a significant number of successful loan modifications, in particular in light of the high level of re-default rates for loans that have been modified through these programs. In addition, the eligibility guidelines may be changed, which may make it more difficult for some loans to be eligible for modification. As of December 1, 2009, the GSEs changed how the net present value test is used for determining whether loan modifications may be offered under HAMP. These changes made it more difficult for some loans to be modified under HAMP. While we lack sufficient data to determine the impact of these changes, we believe that they may decrease the number of our loans that will participate in HAMP. In January 2010, the U.S. Treasury Department further modified the HAMP eligibility requirements. Effective June 1, 2010 a servicer may evaluate and initiate a HAMP trial modification for a borrower only after the servicer receives certain documents that allow the servicer to verify the borrower’s income and the cause of the borrower’s financial hardship. Previously, these documents were not required to be submitted prior to a trial modification period commencing, but had to be submitted in order for a modification to be successfully completed. We believe that this may further decrease the number of new HAMP trial modifications.

In March, 2010, the U.S. Treasury Department announced a further initiative under HAMP to encourage servicers to reduce the principal balance of defaulted loans. Based on our review of the proposed application of this program, we do not expect the program to result in a material increase in the number of our delinquent loans modified under HAMP. In addition, the U.S. Treasury Department also is supporting legislative changes to allow judicial modifications including principal reductions for home mortgages during bankruptcy proceedings. If a mortgage balance is reduced as a result of the new HAMP program or bankruptcy, we would still be responsible under our master insurance policy to pay the original balance if the borrower re-defaulted on that mortgage after its balance has been reduced. Various government entities and private parties have adopted foreclosure moratoriums. A moratorium does not affect the accrual of interest and other expenses on a loan. Unless a loan is modified during a moratorium to cure the default, at the expiration of the moratorium, additional interest and expenses would be due (subject to the limitation in our master policy with respect to interest), which could result in our losses on loans subject to the moratorium being higher than if there had been no moratorium.

There is no guarantee that these loan modification programs will be fully implemented or that they will continue to be available. Even if a loan is modified, we do not know how many modified loans will subsequently re-default or whether they may eventually result in losses that would be greater than we would have suffered if the loan had not been modified. As a result, we cannot ascertain, with confidence, whether these programs will provide material benefits to us. Any termination or temporary cessation of any of these programs could result in an increased number of claims in our mortgage insurance business and could have a material adverse effect on our business, financial condition and results of operations.

Mortgage refinancings in the current housing market may increase the risk profile of our existing mortgage insurance portfolio.

Mortgage interest rates currently are at historically low levels that have led many borrowers to seek to refinance their existing mortgages. However, because most lenders are currently utilizing more restrictive underwriting guidelines, only those borrowers with strong credit profiles are generally able to qualify for the new loans required to refinance. Consequently, only highly qualified borrowers are generally able to refinance in the current market. As more of these borrowers refinance (and their existing mortgage insurance with us is canceled), the total percentage of our risk in force related to high-risk borrowers could possibly increase, which could increase the risk profile of our existing mortgage insurance portfolio and potentially reduce the future profitability of our mortgage insurance business.

Our success depends on our ability to assess and manage our underwriting risks; the premiums we charge may not be adequate to compensate us for our liability for losses.

Our mortgage insurance and financial guaranty premium rates may not be adequate to cover future losses. Our mortgage insurance premiums are based on our long-term expected risk of claims on insured loans, and take into account, among other factors, each loan’s LTV, type (e.g., prime vs. non-prime or fixed vs. variable payments), term, coverage percentage or the existence of a deductible in front of our loss position. Our financial guaranty premiums were, at the time the business was written, based on our expected risk of claim on the insured obligation, and take into account, among other factors, the rating and creditworthiness of the issuer and of the insured obligations, the type of insured obligation, the policy term and the structure of the transaction being insured. In addition, our premium rates take into account expected cancellation rates, operating expenses and reinsurance costs, as well as profit and capital needs and the prices that we expect our competitors to offer. Our estimates and expectations are based on assumptions that may ultimately prove to be inaccurate. In particular, the predictive value of historical data may be less reliable during periods of greater economic stress and, accordingly, our ability to correctly estimate our premium requirements may be impaired during the current economic uncertainty. In addition, the future capital requirements relating to our mortgage insurance risk are uncertain. If we are required to hold more capital than anticipated to support such risk, our returns on equity could be negatively impacted.

We generally cannot cancel or elect not to renew the mortgage insurance or financial guaranty insurance coverage we provide, and because we generally fix premium rates for the life of a policy when issued, we cannot adjust renewal premiums or otherwise adjust premiums over the life of a policy. Therefore, even if the risk underlying many of the mortgage or financial guaranty products we have insured develops more adversely than we anticipated, including as a result of the ongoing economic recession and housing market downturn, which has led to a significant increase in defaults and claims, and the premiums our customers are currently paying for similar coverage on new business from us and others has increased, we generally cannot increase the premium rates on this in-force business, or cancel coverage or elect not to renew coverage, to mitigate the effects of such adverse developments. Our premiums earned and the associated investment income on those premiums may ultimately prove to be inadequate to compensate for the losses that we may incur. An increase in the amount or frequency of claims beyond the levels contemplated by our pricing assumptions could have a material adverse effect on our business, financial condition and operating results.

Our delegated underwriting program may subject our mortgage insurance business to unanticipated claims.

In our mortgage insurance business, we enter into agreements with our mortgage lender customers that commit us to insure loans using pre-established underwriting guidelines. Once we accept a lender into our delegated underwriting program, we generally insure a loan originated by that lender even if the lender does not follow our specified underwriting guidelines. Under this program, a lender could commit us to insure a material number of loans with unacceptable risk profiles before we discover the problem and terminate that lender’s delegated underwriting authority as well as pursuing other rights that may be available to us, such as our rights to rescind coverage or deny claims. Our ability to rescind coverage or deny claims may also be challenged by our mortgage lender customers, may lead to the loss of one or more customers, or may lead to litigation with a customer. The performance of loans insured through programs of delegated underwriting has not been tested over a period of extended adverse economic conditions, and the program could lead to greater losses than we anticipate in light of the current economic downturn. Greater than anticipated losses could have a material adverse effect on our business, financial condition and operating results.

We face risks associated with our contract underwriting business.

We provide contract underwriting services for certain of our mortgage lender customers, including on loans for which we are not providing mortgage insurance. Under the terms of our contract underwriting agreements, we agree that if we make material errors that lead to a default in connection with these services, the mortgage lender may, subject to certain conditions, require us to purchase the loans, issue mortgage insurance on the loans, or indemnify the lender against future loss associated with the loans. Accordingly, we assume some credit risk and interest-rate risk in connection with providing these services. In the first quarter of 2010, we underwrote $1.2 billion in principal amount of loans for customers through contract underwriting. Depending on market conditions, a significant amount of our underwriting services may be performed by independent contractors hired by us on a temporary basis. If these independent contractors make more material errors than we anticipate, the resulting need to provide greater than anticipated recourse to mortgage lenders could have a material adverse effect on our business, financial condition and operating results.

Further downgrades or potential downgrades of our credit ratings or the insurance financial strength ratings assigned to any of our mortgage insurance or financial guaranty subsidiaries are possible and could weaken our competitive position and affect our financial condition.

The credit ratings of Radian Group and the insurance financial strength ratings assigned to our insurance subsidiaries were downgraded multiple times since 2008 and may be subject to further downgrade. In December 2009, S&P downgraded the financial strength ratings of our financial guaranty insurance subsidiaries to BB- and also downgraded Radian Group’s other subsidiaries, including Radian Guaranty and Amerin Guaranty to B+. At our request, S&P also withdrew the financial strength ratings of Radian Asset Assurance Limited (“RAAL”). We have also requested that Moody’s withdraw its ratings of RAAL. On February 4, 2010, Moody’s affirmed the ratings of our mortgage insurance subsidiaries but changed their outlook to negative. In response to current market conditions, the rating agencies are engaged in ongoing monitoring of the mortgage insurance and financial guaranty industries and could take action, including by downgrading or warning of the strong possibility of downgrade, with respect to one or more companies in a specific industry. Although we remain in frequent contact with the rating agencies and have prepared action plans to address rating agency actions, we are generally not provided with much advance notice of an impending rating decision, which could come at any time.

Historically, our ratings have been critical to our ability to market our products and to maintain our competitive position and customer confidence in our products. A downgrade in these ratings or the announcement of the potential of a downgrade, or any other concern relating to the ongoing financial strength of our insurance subsidiaries, could make it difficult or impossible for them to continue to write new profitable business or create a competitive advantage for other industry participants that maintain higher ratings than us. Further, although we believe the GSEs currently are not as concerned with ratings as they have been in past periods, any additional downgrade of the insurance financial strength ratings for our mortgage insurance business could negatively impact our eligibility status with the GSEs. See “We could lose our eligibility status with the GSEs, causing Freddie Mac and Fannie Mae to decide not to purchase mortgages insured by us, which would significantly impair our mortgage insurance franchise.” A downgrade may make it more difficult for us to successfully raise capital, including by imposing terms not acceptable to us or by limiting us to raising an amount that would not be sufficient to restore or stabilize our ratings.

Because we do not establish reserves in our mortgage insurance business until a borrower has failed to make two payments rather than based on estimates of our ultimate losses on non-defaulted loans, our financial statements do not reflect our expected obligation for losses on our entire portfolio of insured mortgages.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), we generally do not establish reserves in our mortgage insurance business until we are notified that a borrower has failed to make at least two consecutive payments when due. We maintain an extensive database of claim payment history and use models, based on a variety of loan characteristics, including the status of the loan as reported by its servicer and the type of loan product to determine the likelihood that a default will reach claim status. Because our mortgage insurance reserving does not account for the impact of future losses that we expect to incur with respect to non-defaulted loans, our obligation for ultimate losses that we expect to incur at any period end is not reflected in our financial statements, except to the extent that a premium deficiency exists. As a result, future losses beyond what we have projected or lower premiums than we have projected may have a material impact on future results as delinquencies occur.

If the estimates we use in establishing loss reserves for our mortgage insurance or financial guaranty businesses are incorrect, we may be required to take unexpected charges to income which could hurt our capital position.

We establish loss reserves in both our mortgage insurance and financial guaranty businesses to provide for the estimated cost of future claims. Because our reserves represent our best estimate of claims, these reserves may be insufficient to satisfy the full amount of claims that we ultimately have to pay. Setting our loss reserves requires significant judgment by management with respect to the likelihood, magnitude and timing of anticipated losses. The models and estimates we use to establish loss reserves may prove to be inaccurate, especially during an extended economic downturn or a period of extreme credit market volatility, as currently exists. Many of the programs and initiatives that have been implemented to prevent or forestall foreclosures have resulted in fewer defaulted loans moving to claim, and consequently, an increase in the aging of our inventory of defaulted loans. As a result, the number of our defaulted loans that have been in default for 240 or more days, which represents our most aged category of defaulted loans, currently represents a larger portion of our default inventory than has typically been the case. While these loans are generally assigned a higher loss reserve based on our belief that they are more likely to result in a claim, we also assume based on historical trends that a significant portion of these loans will cure and not result in a claim. Given current market conditions, the limited number of cures we are currently seeing among this inventory of loans, and the significant period of time that these loans have been in default, it is possible that the ultimate cure rate for these defaulted loans will be significantly less than historical rates, and therefore, our current estimates of cures for this inventory of defaults. If our estimates are inadequate, we may be required to increase our reserves, which would have a material adverse effect on our financial condition, capital position and operating results, as well as our ability to continue to write new business.

In addition to establishing mortgage insurance loss reserves for defaulted loans, we are required under GAAP to establish a premium deficiency reserve for our mortgage insurance products if the amount by which the net present value of expected future losses for a particular product and the expenses for such product exceeds the net present value of expected future premiums and existing reserves for such product. We evaluate whether a premium deficiency exists at the end of each fiscal quarter. As of March 31, 2010, a premium deficiency reserve of $24.1 million existed for our second-lien mortgage insurance business. Because our evaluation of premium deficiency is based on our best estimate of future losses, expenses and premiums, the evaluation is inherently uncertain and may prove to be inaccurate. Although no premium deficiency existed on our first-lien mortgage insurance business at March 31, 2010, there can be no assurance that additional premium deficiency reserves will not be required for this product or our other mortgage insurance products in future periods.

It also is difficult to estimate appropriate loss reserves for our financial guaranty business because of the nature of potential losses in that business, which are largely influenced by the particular circumstances surrounding each troubled credit, including the availability of loss mitigation, and therefore, are less capable of being evaluated based on historical assumptions or precedent. In addition, in our financial guaranty reinsurance business, we rely in part on information provided by the ceding company in order to establish reserves. If this information is incomplete or untimely, our loss reserves may be inaccurate and could require material adjustment in future periods as new or corrected information becomes available.

Our success depends, in part, on our ability to manage risks in our investment portfolio.

Income from our investment portfolio is one of our primary sources of cash flow to support our operations and claim payments. If we underestimate our policy liabilities, or if we improperly structure our investments to meet those liabilities, we could have unexpected losses, including losses resulting from forced liquidation of investments before their maturity. Our investments and investment policies and those of our subsidiaries are subject to state insurance laws. We may be forced to change our investments or investment policies depending upon regulatory, economic and market conditions and the existing or anticipated financial condition and operating requirements, including the tax position, of our business segments.

Our investment objectives may not be achieved. Although our portfolio consists mostly of highly-rated investments and complies with applicable regulatory requirements, the success of our investment activity is affected by general economic conditions, which may adversely affect the markets for credit and interest-rate-sensitive securities, including the extent and timing of investor participation in these markets, the level and volatility of interest rates and, consequently, the value of our fixed-income securities. Volatility or illiquidity in the markets in which we directly or indirectly hold positions has reduced the market value of some of our investments and has caused certain other-than-temporary impairments within our portfolio, which, if this worsens substantially, could have a material adverse effect on our liquidity, financial condition and operating results.

As a holding company, Radian Group relies on its operating subsidiaries to fund its dividend payments and to meet its obligations, has intercompany payment obligations under the tax sharing agreement and could be required to provide capital support for our mortgage insurance subsidiaries if required by insurance laws or regulators, the GSEs or the rating agencies.

Radian Group acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own. Radian Group’s most significant liquidity demands for the foreseeable future include funds for (i) the payment of certain corporate expenses (which are fully reimbursed through expense-sharing arrangements with our subsidiaries), (ii) interest payments on our outstanding long-term debt (which are fully reimbursed through expense-sharing arrangements with our subsidiaries), (iii) repayment of the principal amount of our outstanding long-term debt, including the principal amount of our debentures due in June 2011, of which $160.3 million is outstanding as of March 31, 2010, as well as $250 million in principal amount of senior notes due in each of 2013 and 2015, (iv) payments to our insurance subsidiaries under our tax-sharing agreement, including our current estimate of approximately $57 million to be paid to Radian Guaranty and our other subsidiaries in October 2010, and a maximum of $77 million, which may be required to be paid to Radian Guaranty in October 2011, (v) capital support for our insurance subsidiaries and (vi) the payment of dividends on common stock. Radian Group had immediately available directly or through an unregulated direct subsidiary, unrestricted cash and marketable securities of approximately $300 million at March 31, 2010.

Radian Group could be required to provide capital support for our mortgage insurance subsidiaries if required by insurance laws and regulations, the GSEs or the rating agencies. Under Texas insurance regulations, to be an authorized reinsurer, Commonwealth Mortgage Assurance Company of Texas (“CMAC of Texas”) is required to maintain a minimum statutory surplus of $20 million. On March 9, 2010, we received correspondence from the Texas Department of Insurance (“TXDOI”) indicating that it may not agree with our statutory accounting treatment pertaining to the $85 million qualified deposit made with the U.S. Treasury Department under Internal Revenue Code Section 6603 and the accounting treatment relating to approximately $43 million of proposed tax adjustments resulting from our current IRS examination. In all, the TXDOI has proposed a reduction to CMAC of Texas’s statutory surplus of approximately $128 million and, if such adjustments are sustained, would require Radian Group to provide additional capital support to maintain the minimum $20 million statutory surplus. While we disagree with the TXDOI’s proposed adjustments to CMAC of Texas’s statutory surplus and believe that our accounting treatment pertaining to these issues will ultimately prevail, we can give no assurance that Radian Group will not be required to provide the additional capital support required.

In addition, Radian Group may be required to make additional payments to its subsidiaries under its tax-sharing agreement as follows:

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In November 2009, new tax legislation was enacted that permits a company to extend the existing carryback period from two years to up to five years for net operating losses (“NOLs”) incurred in 2008 or 2009. Taxpayers are only entitled to extend the carryback period for either the 2008 or 2009 tax year, but not both years. While an analysis of the overall impact remains dependent upon the potential outcome of our IRS Appeals initiative, we do not believe that this legislation will have a material impact on Radian Group’s consolidated federal income tax; however, if we make an election to extend our carryback provision, we currently estimate that Radian Group may be required to make additional payments to its subsidiaries under the tax-sharing agreement ranging from approximately $16 million to $37 million.

•

As of the balance sheet dates, certain of our mortgage insurance subsidiaries, other than Radian Guaranty may not be able to utilize estimated NOLs since they may not generate sufficient taxable income on a separate company basis. If those subsidiaries were to generate taxable income, then Radian Group may be required to make payments to the extent such NOL had been utilized on a consolidated basis. Currently, we do not estimate a need to fund material obligations under the provisions described in this paragraph with regard to subsidiary NOLs incurred to date.

Dividends from our insurance subsidiaries and permitted payments to Radian Group under tax- and expense-sharing arrangements with our subsidiaries are Radian Group’s principal sources of cash. Our insurance subsidiaries’ ability to pay dividends to Radian Group is subject to various conditions imposed by the GSEs and rating agencies, and by insurance regulations requiring insurance department approval. In general, dividends in excess of prescribed limits are deemed “extraordinary” and require insurance regulatory approval. In light of ongoing losses in our mortgage insurance subsidiaries, we do not anticipate that these subsidiaries will be permitted under applicable insurance laws to issue dividends to Radian Group for the foreseeable future. To the extent Radian Asset Assurance issues dividends, these dividends will be issued to Radian Guaranty, and not to Radian Group. The expense-sharing arrangements between Radian Group and our insurance subsidiaries, as amended, have been approved by applicable state insurance departments, but such approval may be changed at any time.

If the cash Radian Group receives from our subsidiaries pursuant to dividend payments and expense- and tax-sharing arrangements and other sources of liquidity is insufficient for Radian Group to fund its obligations, we may be required to seek capital in addition to the capital we may raise in this offering, by incurring additional debt, by issuing additional equity or by selling assets, which we may be unable to do on favorable terms, if at all. The need to raise additional capital or the failure to make timely payments on our obligations could have a material adverse effect on our financial condition and operating results.

Our reported earnings are subject to fluctuations based on changes in our credit derivatives that require us to adjust their fair market value as reflected on our income statement.

We provide credit enhancement in the form of derivative contracts. The gains and losses on these derivative contracts are derived from internally generated models, which may differ from models used by our counterparties or others in the industry. We estimate fair value amounts using market information, to the extent available, and valuation methodologies that we deem appropriate in order to estimate the fair value amounts that would be exchanged to sell an asset or transfer a liability. Considerable judgment is required to interpret available market data to develop the estimates of fair value. Since there currently is no active market for many derivative products, we have had to use assumptions as to what could be realized in a current market exchange. In the event that our investments or derivative contracts were sold or transferred in a forced liquidation, the fair values received or paid could be materially different than those reflected in our financial statements. See Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies—Derivative Instruments and VIE Liabilities” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Temporary market or credit spread changes as well as actual credit improvement or deterioration in our derivative contracts are reflected in changes in fair value of derivative instruments. Because the adjustments referenced above are reflected on our statements of operations, they affect our reported earnings and create earnings volatility. Additionally, beginning in 2008, in accordance with the accounting pronouncement regarding fair value measurements, we made an adjustment to our derivatives valuation methodology to account for our own non-performance risk by incorporating our observable CDS spread into the determination of fair value of our credit derivatives. Our five-year CDS spread increased significantly since January 2007, was 983 basis points as of March 31, 2010 and was 636 basis points as of April 30, 2010. This market perception of our high risk of non-performance has had the effect of reducing our derivative liability valuations by approximately $2.1 billion as of March 31, 2010. The sale of shares of common stock in this offering could cause our CDS spread to further decrease. If our CDS spread remains at its current level or tightens significantly, and other credit spreads utilized in our fair value methodologies remained constant, our earnings could be significantly reduced.

Our international operations subject us to risks.

We are subject to a number of risks associated with our legacy international mortgage insurance and international financial guaranty business activities, including:

•	dependence on regulatory and third-party approvals;

•	foreign governments’ monetary policies and regulatory requirements;

•	economic downturns in targeted foreign mortgage origination markets;

•	interest-rate volatility in a variety of countries;

•	political risk and risks of war, terrorism, civil disturbances or other events that may limit or disrupt markets;

•

the burdens of complying with a wide variety of foreign regulations and laws, some of which are materially different than the regulatory and statutory requirements we face in our domestic business, and which may change unexpectedly;

•	potentially adverse tax consequences;

•	restrictions on the repatriation of earnings; and

•	foreign currency exchange rate fluctuations.

Given our current strategic focus on U.S. mortgage insurance, we have ceased writing new international business and have significantly reduced our existing international exposures. In certain cases, our ability to reduce our exposure depends on our counterparty’s ability to find alternative insurance, which opportunities are limited in the current economic environment. Accordingly, we may not be able to recover the capital we invested in our international operations for many years and may not recover all of such capital if losses are worse than expected. Further, any one or more of the risks listed above could limit or prohibit us from effectively running off our international operations.

We currently hold a 45% interest in the holding company of a Brazilian insurance company, which specializes in surety and agricultural insurance. This company and its subsidiaries are subject to regulation by The Superintendence of Private Insurance, the regulatory agency responsible for the supervision and control of the insurance market in Brazil. Although we wrote off our entire interest in this company in 2005, under Brazilian law, as a significant shareholder, it is possible that we could become liable for our proportionate share of the liabilities of the company (our share represents approximately $86 million as of December 31, 2009), if the company was to become insolvent and had insufficient capital to satisfy its outstanding liabilities. The company is currently in compliance with Brazilian minimum capital requirements although its ability to write new business may be limited.

We may lose business if we are unable to meet our customers’ technological demands.

Participants in the mortgage insurance industry rely on e-commerce and other technologies to provide and expand their products and services. Our customers generally require that we provide aspects of our products and services electronically, and the percentage of our new insurance written and claims processing that we deliver electronically has continued to increase. We expect this trend to continue and, accordingly, we may be unable to satisfy our customers’ requirements if we fail to invest sufficient resources or otherwise are unable to maintain and upgrade our technological capabilities. This may result in a decrease in the business we receive, which could impact our profitability.

Our information technology systems may not be configured to process information regarding new and emerging products.

Many of our information technology systems, which have been in place for a number of years, originally were designed to process information regarding traditional products. As new products with new features emerge or when we modify our underwriting standards as we have done recently, our systems may require modification in order to recognize these features to allow us to price or bill for our insurance of these products appropriately. Our systems also may not be capable of recording, or may incorrectly record, information about these products that may be important to our risk management and other functions. In addition, our customers may encounter similar technological issues that prevent them from sending us complete information about the products or transactions that we insure. Making appropriate modifications to our systems involves inherent time lags and may require us to incur significant expenses. The inability to make necessary modifications to our systems in a timely and cost-effective manner may have adverse effects on our business, financial condition and operating results.

We could be adversely affected if personal information that we maintain on consumers is improperly disclosed.

As part of our business, we and certain of our subsidiaries and affiliates maintain large amounts of personal information on consumers. While we believe we have appropriate information security policies and systems to prevent unauthorized disclosure, there can be no assurance that unauthorized disclosure, either through the actions of third parties or our employees, will not occur. Unauthorized disclosure could adversely affect our reputation and expose us to material claims for damages.

We are subject to the risk of private litigation and regulatory proceedings.

We face litigation risk in the ordinary course of operations, including the risk of class action lawsuits. In April 2008, a purported class action lawsuit was filed against Radian Group, the Compensation and Human Resources Committee of the board of directors and individual defendants in the U.S. District Court for the Eastern District of Pennsylvania, alleging violations of the Employee Retirement Income Securities Act as it relates to our Savings Incentive Plan. For additional information regarding this class action lawsuit, see Part I, Item 3, “Legal Proceedings” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We cannot predict whether other actions may be brought against us in the future. Any such proceedings could have an adverse affect on our consolidated financial position, results of operations or cash flows.

On October 3, 2007, we received a letter from the staff of the Chicago Regional Office of the SEC stating that the staff is conducting an investigation involving Radian Group and requesting production of certain documents. The staff has also requested that certain of our current and former employees and directors provide voluntary testimony in this matter. We believe that the investigation generally relates to the previously proposed merger with Mortgage Guaranty Insurance Corporation and Radian Group’s investment in C-BASS. We are cooperating with the requests of the SEC. The SEC staff has informed us that this investigation should not be construed as an indication by the Commission or its staff that any violation of the securities laws has occurred, or as a reflection upon any person, entity or security.

From time to time we have disputes with our customers. If not resolved, these disputes could lead to arbitration or litigation proceedings. Recently, we have faced an increasing number of challenges from certain of our lender customers regarding our insurance rescissions and claim denials. We are currently in discussions with these customers regarding a number of rescissions or denials that are collectively material in amount, which, if not resolved, could result in arbitration or judicial proceedings. There has been increased litigation in our industry relating to rescissions and claim denials. Although we are not a party to any such litigation, we cannot predict whether such actions may be brought against us and since certain litigation relates to mortgage insurance policy terms and practices that are widely used in the mortgage insurance industry, the outcome of this litigation may impact us. If this litigation results in a change in mortgage insurance policy terms and practices that are widely used by the mortgage insurance industry, including by us, or we engage in material litigation with any customer and the customer limits the amount of business they conduct with us or terminates our business relationship altogether, it could have a negative impact on our business and results of operations.

Our senior management and board of directors have been required to devote significant time to these and related matters and will likely be required to devote substantial additional time to these matters in the future.

There can be no assurance that these lawsuits, regulatory investigations and other legal matters will not have a disruptive effect upon the operations of the business. In addition, we have incurred (and are likely to continue to incur), substantial expenses in connection with such matters, including substantial fees for attorneys and other professional advisors.

We are unable at this time to predict the outcome of these actions or reasonably estimate a range of damages in the event plaintiffs in these or other additional litigation prevail under one or more of their claims. In addition, we are cooperating with the SEC regarding the above investigation but we cannot predict the outcome of any such investigation or other regulatory proceedings. Depending on the outcome of any such investigation or other regulatory proceeding, we may be required to pay material fines, consent to injunctions on future conduct or suffer other penalties, remedies or sanctions. The ultimate resolution of these matters could have a material adverse impact on our financial results, financial condition, and liquidity, and on the trading price of the common stock. There can be no assurance that additional lawsuits, regulatory and other matters will not arise.

See also “Legislation and regulatory changes and interpretations could harm our mortgage insurance business,” “Legislation and regulatory changes and interpretations could harm our financial guaranty business” and “The Internal Revenue Service (“IRS”) is examining our tax returns for the years 2000 through 2007.”

The Internal Revenue Service (“IRS”) is examining our tax returns for the years 2000 through 2007.

We are currently under examination by the Internal Revenue Service (“IRS”) for the 2000 through 2007 tax years. The IRS opposes the recognition of certain tax losses and deductions that were generated through our investment in a portfolio of residual interests in Real Estate Mortgage Investment Conduits and has proposed adjustments denying the associated tax benefits of these items. In May 2008, the IRS proposed adjustments relating to the 2000 through 2004 tax years, which would increase our tax liability by approximately $121 million for this period. We have appealed these proposed adjustments with the IRS Office of Appeals and have made a “qualified deposit” with the U.S. Department of the Treasury of approximately $85 million to avoid the accrual of the associated above-market-rate interest. In February 2010, the IRS proposed adjustments relating to the 2005 through 2007 tax years, which would increase our tax liability by approximately $6 million. We plan to appeal such proposed adjustments and we may make a “qualified deposit” as described above. Although we disagree with and are contesting with respect to the 2000 through 2004 tax years, and plan to contest with respect to the 2005 through 2007 tax years, the adjustments proposed by the IRS, and believe that our income and loss from these investments were properly reported on our federal income tax returns in accordance with applicable tax laws and regulations in effect during the applicable periods, there can be no assurance that we will prevail in opposing the additional tax liability, interest or penalties with respect to this investment. The overall appeals process may take some time, and a final resolution may not be reached until a date many months into the future. Additionally, although we believe, after discussions with outside counsel about the issues raised in the examination and the procedures for resolution of the disputed adjustments, that an adequate provision for income taxes has been made for potential liabilities that may result, if the outcome of this matter results in liability that differs materially from our expectations, it could have a material impact on our effective tax rate, results of operations and cash flows.

We have concluded that a small valuation allowance is required with regard to our $621.6 million net deferred tax asset (“DTA”) and a more substantial valuation allowance could become necessary.

As of March 31, 2010, we have a net deferred tax asset (“DTA”) in the amount of $621.6 million. We are required to establish a valuation allowance against our DTA when it is more likely than not that all or some portion of our DTA will not be realized. At each balance sheet date, we assess our need for a valuation allowance and this assessment is based on all available evidence, both positive and negative, and requires management to exercise judgment and make assumptions regarding whether such DTA will be realized in future periods. Future realization of our DTA will ultimately depend on the existence of sufficient taxable income of the appropriate character (ordinary income or capital gains) within the applicable carryforward period provided under the tax law. Among the more significant positive evidence that we considered in determining the amount of valuation allowance needed is our tax planning strategy, which was partially implemented during 2009, of converting the investment portfolio from tax exempt securities to securities that provide fully taxable interest.

A valuation allowance of approximately $6.9 million was recorded within our $621.6 million DTA related to certain state NOLs. These state NOLs were generated by our operating subsidiaries and, due to limitations imposed upon the utilization of such NOLs by the various tax jurisdictions, we cannot be certain that these NOLs will be fully utilized during the applicable carryforward periods. If, in the future, our assumptions and estimates that resulted in our forecast of future taxable income prove to be incorrect, an additional valuation allowance could become necessary. Recognition of an additional valuation allowance could have a material adverse effect on our financial condition, results of operations, and liquidity.

Our ability to recognize tax benefits on future domestic U.S. tax losses and our existing U.S. net operating loss position may be limited.

We have generated substantial NOLs, loss carryforwards and other tax attributes for U.S. federal income tax purposes that can be used to reduce our future U.S. federal income tax obligations. Our ability to fully use these tax assets (including NOLs of approximately $1,615 million as of March 31, 2010) will be adversely affected if we have an “ownership change” within the meaning of Section 382 of the Internal Revenue Code. An ownership change is generally defined as a greater than 50 percentage point increase in equity ownership by “five-percent shareholders” (as that term is defined for purposes of Section 382 of the Internal Revenue Code) over the lowest percentage of stock owned by such shareholders at any time during a rolling three-year testing period. We may experience an “ownership change” in the future as a result of changes in our stock ownership.

On October 8, 2009, the board of directors adopted our tax benefit preservation plan (which was amended on February 12, 2010 and May 3, 2010), in order to protect our ability to utilize our NOLs and other tax assets from an “ownership change” under U.S. federal income tax rules. However, there is no guarantee that our tax benefit preservation plan will be effective in protecting our NOLs and other tax assets. Determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Internal Revenue Code and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” before we adopted our tax benefit preservation plan and attempt to reduce the benefit of our tax assets. Furthermore, while our tax benefit preservation plan is intended to deter acquisitions that may adversely affect our tax position, such acquisitions may still occur. In addition, our tax benefit preservation plan may make it more difficult and more expensive to acquire us, and may discourage open market purchases of the common stock or a non-negotiated tender or exchange offer for the common stock. Accordingly, our tax benefit preservation plan may limit a stockholder’s ability to realize a premium over the market price of the common stock in connection with any stock transaction. Our tax benefit preservation plan is subject to stockholder approval at the Radian Group 2010 annual meeting of stockholders. If our tax benefit preservation plan is not approved at the annual meeting, it will terminate immediately after the meeting. See “Risks Related to the Offering and the Common Stock—Radian Group’s board of directors adopted an amendment to Radian Group’s amended and restated bylaws to impose certain transfer restrictions on the common stock issued in this offering.”

Legislation and regulatory changes and interpretations could harm our mortgage insurance business.

Our business and legal liabilities are affected by the application of federal or state consumer lending and insurance laws and regulations, or by unfavorable changes in these laws and regulations. For example, HERA includes reforms to the FHA, and provides the FHA with greater flexibility in establishing new products and increases the FHA’s competitive position against private mortgage insurers. This law increased the maximum loan amount that the FHA can insure and established a higher minimum cash down-payment. HERA also contained provisions, called the Hope for Homeownership program, by which the FHA is authorized to refinance distressed mortgages in return for lenders and investors agreeing to write down the amount of the original mortgage. The EESA and the U.S. Treasury Department’s Homeowner Affordability and Stability Plan include provisions that encourage further use of the Hope for Homeowners program and further strengthen support for

FHA programs by easing restrictions in these programs. We cannot predict with any certainty the long-term impact of these changes upon demand for our products. However, beginning in 2008, the FHA has materially increased its market share, in part by insuring a number of loans that would meet our current underwriting guidelines, as a result of these recent legislative and regulatory changes. See “Our mortgage insurance business faces intense competition” above. Any further increase in the competition we face from the FHA or any other government sponsored entities could harm our business, financial condition and operating results.

We and other mortgage insurers have faced private lawsuits alleging, among other things, that our captive reinsurance arrangements constitute unlawful payments to mortgage lenders under the anti-referral fee provisions of The Real Estate Settlement Practices Act of 1974 (“RESPA”) and that we have failed to comply with the notice provisions of the Fair Credit Reporting Act (“FCRA”). In addition, class action lawsuits have been brought against a number of large lenders alleging that their captive reinsurance arrangements violated RESPA. While we are not currently a defendant in any case related to RESPA or FCRA, there can be no assurance that we will not be subject to any future litigation under RESPA or FCRA or that the outcome of such litigation will not have a material adverse affect on us.

We and other mortgage insurers have been subject to inquiries from the NYID and the Minnesota Department of Commerce relating to our captive reinsurance and contract underwriting arrangements, and we have also received a subpoena from the Office of the Inspector General of the U.S. Department of Housing and Urban Development (“HUD”), requesting information relating to captive reinsurance. We cannot predict whether these inquiries will lead to further inquiries, or further investigations of these arrangements, or the scope, timing or outcome of the present inquiries or any other inquiry or action by these or other regulators. Although we believe that all of our captive reinsurance and contract underwriting arrangements comply with applicable legal requirements, we cannot be certain that we will be able to successfully defend against any alleged violations of RESPA or other laws.

Proposed changes to the application of RESPA could harm our competitive position. HUD proposed an exemption under RESPA for lenders that, at the time a borrower submits a loan application, give the borrower a firm, guaranteed price for all the settlement services associated with the loan, commonly referred to as “bundling.” In 2004, HUD indicated its intention to abandon the proposed rule and to submit a revised proposed rule to the U.S. Congress. HUD began looking at the reform process again in 2005 and a new rule was proposed in 2008. We do not know what form, if any, this rule will take or whether it will be promulgated. In addition, HUD has also declared its intention to seek legislative changes to RESPA. We cannot predict which changes will be implemented and whether the premiums we are able to charge for mortgage insurance will be negatively affected.

Legislation and regulatory changes and interpretations could harm our financial guaranty business.

The laws and regulations affecting the municipal, structured finance and trade credit debt markets, as well as other governmental regulations, may be changed in ways that could adversely affect our financial guaranty business. The United States Congress is currently considering financial reform legislation, which may include additional regulation of CDS and ABS. This legislation may result in, among other things, the imposition of additional reporting, capital and collateral requirements on our financial guaranty business. Moreover, such reform legislation, if adopted, may make it more difficult for us to commute, restructure, hedge or otherwise mitigate losses or reduce exposure on our existing portfolio. The scope and form of such legislation is uncertain and we continue to monitor developments related to financial reform. Any changes to reporting, capital or collateral requirements or that limit our ability to participate in loss mitigation transactions could have a material adverse effect on our business, financial condition and operating results. In addition, while we are still analyzing the potential impact, we believe it is possible that the recently enacted Patient Protection and Affordable Care Act of 2010 could adversely affect some of the healthcare institutions we have insured in our public finance line of business.

At the state level, our regulators are continuing to consider modification of the laws, rules and regulations applicable to financial guarantors, including placing additional restrictions on the writing and holding of risk in the form of CDS. These legislative initiatives could result in additional constraints on our holding risk and limitations on our ability to conduct future financial guaranty business, including additional restrictions and limitations on our ability to declare dividends or more stringent statutory capital requirements for all or certain segments of our financial guaranty businesses. Any of these changes could have a material adverse effect on our business, financial condition and operating results.

We continue to monitor developments in these areas of possible reform.

The implementation of the Basel II capital accord may discourage the use of mortgage insurance.

In 1988, the Basel Committee on Banking Supervision developed the Basel Capital Accord (the “Basel I”), which set out international benchmarks for assessing banks’ capital adequacy requirements. In June 2005, the Basel Committee issued an update to Basel I (as revised in November 2005, “Basel II”). Basel II was implemented by many banks in the U.S. and many other countries in 2009 and may be implemented by the remaining banks in the U.S. and many other countries in 2010. Basel II affects the capital treatment provided to mortgage insurance by domestic and international banks in both their origination and securitization activities. The Basel II provisions related to residential mortgages and mortgage insurance may provide incentives to certain of our bank customers not to insure mortgages having a lower risk of claim and to insure mortgages having a higher risk of claim.

Risks Related to the Offering and the Common Stock

Radian Group’s common stock may be subject to substantial price fluctuations due to a number of factors and those fluctuations may prevent stockholders from reselling the common stock at a profit.

Stock markets are subject to significant price and trading volume fluctuations and the market price of the common stock and that of other companies in our industries has been and may continue to be volatile. The market price for the common stock has varied between a high of $15.98 and a low of $1.20 during the 12-month period ended March 31, 2010. It is difficult to predict whether the price of the common stock will rise or fall. Stock markets in general have recently experienced relatively high levels of volatility. These broad market fluctuations, as well as economic, financial, regulatory and other factors, such as prevailing interest rates, interest rate volatility, changes in our industries and the results of operations of our competitors, may adversely affect the trading price of the common stock. In addition, trading prices of the common stock will be influenced by our financial condition, operating results and prospects.

If the average closing price per share of the common stock on the New York Stock Exchange is less than $1.00 over any consecutive 30-trading-day period, Radian Group would fail to satisfy one of the requirements for continued listing on the New York Stock Exchange. If the common stock were to be delisted from the New York Stock Exchange, the liquidity of the common stock would be adversely impacted and, as a result, the market price for the common stock could become more volatile and decline significantly.

The market price of the common stock could be negatively affected by future sales or the possibility of future sales of substantial amounts of additional equity securities by Radian Group.

Though we have no current plans to do so, we may need to issue additional equity or equity-linked securities in the future for a number of reasons, including to raise capital beyond the capital raised in this offering in order to finance our operations and business strategy. Radian Group’s sale of a substantial amount of equity securities following this offering, including additional shares of common stock or other equity or equity-linked securities senior to the common stock or convertible into common stock, or the perception that these sales might occur, could cause the market price of the common stock to decline. If such sales reduce the market price of the common stock, Radian Group’s ability to raise additional capital in this manner may be adversely affected, and it may be difficult for you to sell your shares at a time and price that you deem appropriate.

In addition, as of March 31, 2010, Radian Group had outstanding 82,915,064 shares of its common stock and options to purchase approximately 3,122,670 shares of its common stock (of which approximately options to purchase 2,296,352 shares were vested as of that date), 423,830 shares issuable upon the conversion or settlement of equity awards outstanding at such date, and a substantial number of shares of common stock are reserved for issuance under our equity compensation plans, our employee stock purchase plan and our savings and incentive plan. We are unable to predict the effect, if any, that future sales or issuances of shares of common stock or other equity or equity-linked securities will have on the trading price of the common stock.

The price of the common stock could also be affected by hedging or arbitrage trading activity that we expect to develop involving the common stock.

Radian Group cannot assure you that it will continue to pay dividends on the common stock, or, if it does, that it will maintain its current dividend rate.

Radian Group declared cash dividends on common stock equal to $0.02 per share in each quarter of 2007 and the first and second quarters of 2008. In July 2008, Radian Group reduced its quarterly common stock dividend to $0.0025 per share. As a holding company, Radian Group depends, in part, upon its subsidiaries’ ability to transfer funds to it in order to pay dividends. Radian Group’s insurance subsidiaries, which have historically been an important source of funds, including funds to pay dividends, have dividend payment restrictions based on regulatory limitations. If Radian Group does not receive adequate distributions from its operating subsidiaries, then it may not be able to make, or may have to reduce, dividend payments on the common stock. In addition, even if Radian Group has sufficient funds to pay dividends, it may choose not to do so. Radian Group’s dividend policy, and any current or future restrictions on its ability to pay dividends, could adversely affect the market price of the common stock. For more information, see “Risks Related to the Company – As a holding company, Radian Group relies on its operating subsidiaries to fund its dividend payments and to meet its obligations, has intercompany payment obligations under the tax sharing agreement and could be required to provide capital support for our mortgage insurance subsidiaries if required by insurance laws or regulators, the GSEs or the rating agencies”

Radian Group’s board of directors adopted an amendment to Radian Group’s amended and restated bylaws to impose certain transfer restrictions on the common stock issued in this offering.

Radian Group’s board of directors adopted an amendment to Radian Group’s amended and restated bylaws on April 30, 2010 which is designed to protect our important tax assets (the “Bylaw Amendment”). The Bylaw Amendment imposes certain transfer restrictions on any shares of common stock issued after the effective date of this amendment, including shares of common stock issued in this offering. We have substantial NOLs, loss carryforwards and other tax attributes for United States federal income tax purposes (“tax benefits”) that can generally be used to offset our future taxable income and therefore reduce our United States federal income tax obligations. As of March 31, 2010, we had approximately $1.6 billion of NOL carryforwards. Our ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if Radian Group has an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change will occur if the “five-percent shareholders” (as defined under Section 382) collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. The Bylaw Amendment is described in more detail under “Description of the Common Stock – Anti-takeover Provisions – Bylaw Amendment.” The transfer restrictions prohibit any person from transferring, directly or indirectly, any of the shares of common stock restricted by the Bylaw Amendment if the transfer would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382. Because of the difficulties in tracing ownership of the common stock issued by Radian Group which subsequently is traded over the New York Stock Exchange, persons acquiring shares in market transactions, after the effective date of the Bylaw Amendment, may be unable to demonstrate that such shares are not subject to the transfer restrictions.

As with our tax benefit preservation plan, the board of directors (or a committee thereof) has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Bylaw Amendment, if the board of directors (or such committee) determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

For purposes of Section 382 of the Internal Revenue Code, and under our tax benefit preservation plan and the Bylaw Amendment, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of the common stock who may be subject to such provisions. The rules for determining ownership for the purposes of our tax preservation plan and the Bylaw Amendment track the definition of ownership for the purposes of Section 382 of the Internal Revenue Code, which differs from the traditional concepts of beneficial ownership under the federal securities laws. For instance, an institutional investment adviser that owns the common stock through multiple funds would be deemed to “beneficially own” such shares for federal securities laws, but the shares would not be aggregated for purposes of Section 382 ownership. Consequently, an investor in the common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of our tax benefit preservation plan or the Bylaw Amendment. Although the Section 382 definition of ownership generally is more narrow than beneficial ownership under the federal securities laws, any ambiguity created by the differences in these definitions may discourage investors from acquiring the common stock.

Additionally, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Bylaw Amendment, and a court could find that the Bylaw Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investors from acquiring the common stock. However, as Radian Group currently intends to retain our tax benefit preservation plan in place, subject to stockholder approval, even in light of the Bylaw Amendment, it is unlikely that any investor will seek to exceed the limits included in our tax benefit preservation plan and so will not be likely to have any reason to challenge the Bylaw Amendment.

Finally, if the Charter Amendment (as described and defined below) is not approved by the stockholders at the 2010 annual meeting, the transfer restrictions imposed by the Bylaw Amendment will terminate immediately following the meeting and the shares of common stock issued in this offering will not be subject to these transfer restrictions. Nevertheless, the Bylaw Amendment may prevent investors from purchasing the common stock and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Radian Group has proposed, for approval by its stockholders, at its 2010 annual meeting, an amendment to its amended and restated certificate of incorporation to impose certain transfer restrictions in the common stock.

Radian Group has proposed, for approval by its stockholders at its 2010 annual meeting scheduled to be held May 12, 2010, an amendment to its amended and restated certificate of incorporation (the “Charter Amendment”) to impose certain transfer restrictions on the common stock, which are designed to protect our important tax assets. These transfer restrictions are substantially similar to the transfer restrictions set forth in the Bylaw Amendment. The Charter Amendment would become effective if approved by the stockholders and would be enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment is approved. Radian Group intends to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to Radian

Group’s reasonable satisfaction. In certain circumstances, Radian Group also intends to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to Radian Group’s satisfaction, that such stockholder did not vote in favor of the Charter Amendment. However, similar to the Bylaw Amendment, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Charter Amendment, and a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. This potential for litigation regarding the enforceability of the transfer restrictions may discourage investors from acquiring the common stock. However, as Radian Group currently intends to retain our tax benefit preservation plan in place, subject to stockholder approval, even if the Charter Amendment is adopted, it is unlikely that any investor will seek to exceed the limits included in our tax benefit preservation plan and so will not be likely to have any reason to challenge the Charter Amendment.

Provisions in Radian Group’s organizational documents, the tax benefit preservation plan, applicable state law and regulatory restrictions could delay or prevent a change in control of the Company, or cause a change in control of the Company to have adverse regulatory consequences, any of which could adversely affect the price of the common stock.

Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for its securities. These provisions include:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as the board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of the board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors;

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must timely be given in writing to our secretary generally not less than 90 days prior to the meeting at which directors are to be elected; and

•

transfer restrictions that prohibit any person from transferring, directly or indirectly, any of the shares of common stock restricted by the Bylaw Amendment if the transfer would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382.

The board of directors has adopted our tax benefit preservation plan with The Bank of New York Mellon, as rights agent. Our tax benefit preservation plan, which is described in more detail under “Description of the Common Stock – Anti-takeover Provisions – Tax Benefit Preservation Plan,” is intended to protect stockholder value by preserving important tax assets of the Company. Our tax benefit preservation plan, which grants stockholders the right to acquire additional shares of the common stock at a price less than market price if any person becomes an acquiring person (as defined in our tax benefit preservation plan), may make it more difficult and more expensive to acquire us, and may discourage open market purchases of common stock or a non-negotiated tender or exchange offer for the common stock. Accordingly, our tax benefit preservation plan may limit a stockholder’s ability to realize a premium over the market price of the common stock in connection with any stock transaction. Our tax benefit preservation plan is subject to stockholder approval at the 2010 annual meeting of stockholders.

The Bylaw Amendment also restricts persons from acquiring (or otherwise becoming the owner of, directly or by attribution) more than five percent of the outstanding shares of common stock issued after the effective date of the amendment, including shares of common stock issued in this offering, and will generally restrict current five-percent shareholders, if any, from acquiring additional such shares. Similarly, if the Charter Amendment is adopted, it will impose the same transfer restrictions as set forth in the Bylaw Amendment on the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment is approved. Therefore, both the Bylaw Amendment and the Charter Amendment may affect the market value of the common stock or prevent accumulations of substantial blocks of shares in which stockholders might receive a substantial premium over market value.

The application of various state insurance laws also could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

Section 203 of the Delaware General Corporation Law applies to Radian Group because it is a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined in Section 203. Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring Radian Group to negotiate in advance with the board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in Radian Group’s management, and they could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Management will have broad discretion to use the proceeds from this offering, and we may not use them successfully.

We intend to use the net proceeds from this offering to fund working capital requirements and for general corporate purposes, which may include additional capital support for our mortgage insurance business and repurchases of, or payments on, our outstanding debt securities. Our management will have broad discretion as to the use of the offering proceeds. Accordingly, you will be relying on the judgment of our management and board of directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

Our NOLs and other tax assets may be challenged by the IRS.

The amount of our NOLs has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of our NOLs and other tax assets, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of Section 382 of the Internal Revenue Code and because of limitations on a publicly traded company’s knowledge as to the ownership of, and transactions in, its securities. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the Company’s tax assets even if the Charter Amendment is adopted.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $            , after deducting estimated underwriting discounts and commissions and estimated offering expenses and assuming an offering price of $              per share. We estimate the aggregate net proceeds to us will be approximately $              if the underwriters exercise in full their over-allotment option to purchase additional shares.

We intend to use the net proceeds from this offering to fund working capital requirements and for general corporate purposes, which may include additional capital support for our mortgage insurance business and repurchases of, or payments on, our outstanding debt securities. We have not identified the amounts or timing of any expenditures, and our management will have broad discretion as to the use and application of proceeds from this offering. Pending the uses described above, we intend to use the net proceeds to make short-term investments.

CAPITALIZATION

The following table shows our capitalization at March 31, 2010:

•	on an actual basis; and

•

on an as adjusted basis to reflect this offering and related use of proceeds, as described under “Use of Proceeds,” and assuming no exercise of the underwriters’ over-allotment options to purchase additional shares of common stock.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is incorporated by reference herein, and Exhibit 99.1 to our Current Report on Form 8-K dated May 4, 2010.

	March 31, 2010 (unaudited)
	(in thousands, except share and per share amounts)
	Actual	As Adjusted (2)
Cash, cash equivalents, restricted cash and short-term investments	$943,229

Short-term obligations:
Current portion of long-term debt	—

Long-term obligations:
7.75% Debentures due 2011	160,000
5.625% Senior Notes due 2013	250,000
5.375% Senior Notes due 2015	250,000

Total long-term obligations	660,000

Shareholders’ equity:
Preferred Stock, par value $.001 per share; 20,000,000 shares authorized; none issued or outstanding	—
Common Stock, par value $.001 per share; 325,000,000 shares authorized; 100,213,764 issued and 82,915,064 outstanding (1)	100
Treasury Stock, at cost, 17,298,700 shares	(890,245)
Additional paid-in capital	1,367,599
Retained earnings	1,291,583
Accumulated other comprehensive loss, net	(56,676)

Total Shareholders’ Equity	1,712,361

Total Capitalization	3,315,590

(1)	Outstanding shares of common stock as of March 31, 2010 excludes: (a) 3,122,670 shares issuable upon the exercise of stock options that are outstanding as of such date at a weighted exercise price of $29.99 per share; (b) 423,830 shares issuable upon the conversion or settlement of equity compensation awards outstanding as of such date; (c) 4,899,710 shares of common stock reserved for future issuance under our equity compensation plans; (d) 1,827,798 shares of common stock available for sale under our employee stock purchase plan; and (e) 2,294,890 shares of common stock available for issuance under our savings and incentive plan.
(2)	Reflects the issuance of shares at a price per share of $ , for total consideration of $ million less transaction costs of $ million for net proceeds from the offering of $ million.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

As of April 30, 2010, 82,985,829 shares of the common stock were outstanding, held by approximately 90 stockholders of record.

Radian Group’s common stock trades on the New York Stock Exchange under the trading symbol “RDN”.

	Common Stock Price
	High	Low
Year ended December 31, 2007:
First Quarter	$67.35	$51.68
Second Quarter	$63.95	$50.82
Third Quarter	$55.96	$15.20
Fourth Quarter	$26.41	$8.15
Year ended December 31, 2008:
First Quarter	$12.43	$4.41
Second Quarter	$7.14	$1.24
Third Quarter	$7.50	$0.70
Fourth Quarter	$5.49	$1.31
Year ended December 31, 2009:
First Quarter	$4.40	$0.95
Second Quarter	$3.84	$1.20
Third Quarter	$12.48	$1.81
Fourth Quarter	$10.84	$4.19
Year ended December 31, 2010:
First Quarter	$15.98	$6.11
Second Quarter through April 30, 2010	$18.68	$14.20

The last reported sales price for the common stock on the New York Stock Exchange on May 3, 2010 was $14.63 per share.

Dividend Policy

The payment of dividends is within the discretion of the board of directors. Since July 2008, Radian Group has paid a quarterly common stock dividend of $0.0025 per share. For each quarter of 2007 and the first and second quarters of 2008, Radian Group declared cash dividends on the common stock equal to $0.02 per share. As a holding company, Radian Group depends, in part, on its operating subsidiaries to fund its dividend payments. For more information on Radian Group’s ability to pay dividends, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in Item 7 and Note 15 of the Notes to Consolidated Financial Statements.

DESCRIPTION OF THE COMMON STOCK

The following is a general description of Radian Group’s common stock. The terms of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws are more detailed than the general information provided below. You should read the amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part.

Authorized and Outstanding Capital Stock

Radian Group is authorized to issue a total of 345,000,000 shares of capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of April 30, 2010, there were 100,263,551 shares of common stock issued and 82,985,829 shares of common stock outstanding, and no shares of preferred stock issued or outstanding.

Description of Common Stock

General. Each share of common stock has the same rights and privileges. Holders of common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of the outstanding shares of common stock are fully paid and nonassessable. Radian Group’s common stock is listed on the New York Stock Exchange under the symbol “RDN”.

Voting Rights. The holders of common stock are entitled to vote upon all matters submitted to a vote of the stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by the board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on the stock transfer books on such record dates and dividend dates as may be fixed by the board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of Radian Group’s amended and restated certificate of incorporation and amended and restated bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for its securities.

The amended and restated certificate of incorporation and amended and restated bylaws provide:

•

that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as the board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of the board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors;

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must timely be given in writing to Radian Group’s secretary generally not less than 90 days prior to the meeting at which directors are to be elected; and

•

transfer restrictions in the Bylaw Amendment that prohibit any person from transferring, directly or indirectly, any of the shares of common stock restricted by the Bylaw Amendment if the transfer would (i) create or result in a person becoming a five-percent shareholder under Section 382 of the Internal Revenue Code or (ii) increase the stock ownership of any existing five-percent shareholder under Section 382.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance and insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of the outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. Section 203 of the Delaware General Corporation Law applies to Radian Group because it is a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

•

the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Tax Benefit Preservation Plan. The board of directors has adopted our tax benefit preservation plan with The Bank of New York Mellon, as rights agent. Our tax benefit preservation plan is intended to protect stockholder value by preserving important tax assets of the Company. We have substantial NOLs, loss carryforwards and other tax attributes for United States federal income tax purposes that can generally be used to offset our future taxable income and therefore reduce our United States federal income tax obligations. As of March 31, 2010, we had approximately $1.6 billion of NOL carryforwards. Our ability to use these NOL carryforwards and other tax benefits, however, will be adversely affected if Radian Group has an “ownership change” as defined under Section 382 of the Internal Revenue Code. In general, an ownership change will occur if the “five-percent shareholders,” as defined under Section 382 (“Section 382 five-percent shareholder”), collectively increase their ownership in Radian Group (as determined for Section 382 purposes) by more than 50 percentage points over the lowest percentage of stock of Radian Group owned by such shareholders at any time during a rolling three-year testing period. Our tax benefit preservation plan was adopted to discourage persons from becoming Section 382 five-percent shareholders (or, if already a five-percent shareholder, from acquiring additional shares), so as to reduce the likelihood that the Company’s use of its tax benefits will be substantially limited under Section 382.

Our tax benefit preservation plan was adopted to protect our tax benefits for as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Our tax benefit preservation plan is currently effective but will terminate if stockholders do not approve it at the 2010 annual meeting. Otherwise, our tax benefit preservation plan will continue in effect and will terminate upon the earliest of:

•	the beginning of a taxable year for which the board of directors determines that no tax benefits may be carried forward;

•	the repeal of Section 382 or any successor statute if the board of directors determines that our tax benefit preservation plan is no longer necessary for the preservation of our tax benefits;

•

such date as the board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which the Board has agreed to review annually; or

•	the close of business on October 9, 2019 (unless that date is advanced or extended).

Pursuant to our tax benefit preservation plan, the board of directors authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock. The dividend was paid on October 19, 2009 to the stockholders of record as of the close of business on that date. Each Right entitles the registered holder to purchase from Radian Group one one-thousandth of a share of its Series A Junior Participating Preferred Stock (the “Preferred Stock”) at a price of $70.00 per one one-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The Rights become exercisable if any person becomes an “acquiring person”—by becoming the owner (for Section 382 purposes) of 4.90% or more of the outstanding common stock or by adding to a position of 4.90% or more of the outstanding common stock. The board of directors (or a committee thereof) has the discretion to exempt any acquisition of common stock from the provisions of our tax benefit preservation plan if the board of directors (or a committee thereof) determines that such a person’s ownership of common stock will not jeopardize or endanger the availability of the Company’s tax benefits or is otherwise in our best interests. When the Rights are triggered, each holder of a Right (other than the acquiring person, related persons, or transferees) will have the right to receive upon exercise of a Right (including payment of the Purchase Price) that number of shares of common stock having a market value of two times the Purchase Price. Our tax benefit preservation plan also provides for other methods of exercise or exchange in the discretion of the board of directors (or a committee thereof).

The above discussion of our tax benefit preservation plan is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of our tax benefit preservation plan.

Bylaw Amendment. In addition to our tax benefit preservation plan, Radian Group’s board of directors adopted the Bylaw Amendment which is also designed to protect our important tax assets. The Bylaw Amendment imposes certain transfer restrictions on the shares of common stock issued after the effective date of the amendment, including the shares of common stock issued in this offering. The transfer restrictions prohibit any person from attempting to transfer, directly or indirectly, any of the shares of common stock so restricted if the transfer would (i) create or result in a person becoming a Section 382 five-percent shareholder or (ii) increase the stock ownership of any such existing Section 382 five-percent shareholder. Because of the difficulties in tracing ownership of the common stock issued by Radian Group which subsequently is traded over the New York Stock Exchange, persons acquiring shares in market transactions, after the effective date of the Bylaw Amendment, may be unable to demonstrate that such shares are not subject to the transfer restrictions.

Transfers that violate the provisions of the Bylaw Amendment will be null and void and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the restrictions (which shares are referred to as “excess shares”). The purported transferee will not be entitled to any rights as a Radian Group stockholder with respect to the excess shares. Instead, the purported transferee would be required, upon demand by the Company, to transfer the excess shares to the Company’s designated agent for the limited purpose of consummating an orderly arm’s-length sale of such excess shares, primarily in the open market. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which the Company’s securities may be traded. The net proceeds of the sale would be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount would go to the original transferor, or, if the original transferor cannot be readily identified, to a charity designated by the board of directors (or a committee thereof) of the Company.

The Bylaw Amendment is intended to protect our tax benefits as long as a limitation on the use of the tax benefits under Section 382 would be material to the Company. Accordingly, the transfer restrictions will terminate upon the earliest of:

•	the beginning of a taxable year for which the board of directors determines that no tax benefits may be carried forward;

•	the repeal of Section 382 or any successor statute if the board of directors determines that the transfer restrictions are no longer necessary for the preservation of our tax benefits;

•

such date as the board of directors determines that a limitation on the use of the tax benefits under Section 382 would no longer be material to the Company, which the Board has agreed to review annually; or

•	the date of the 2010 annual meeting, scheduled for May 12, 2010, if the Charter Amendment is not approved by the stockholders.

As with our tax benefit preservation plan, the board of directors (or a committee thereof) has the discretion to grant exemptions to persons or transactions from the transfer restrictions in the Bylaw Amendment, if the board of directors (or such committee) determines that the transfer will not be likely to limit the availability of the Company’s tax benefits or is otherwise in the best interests of the Company.

For purposes of Section 382 of the Internal Revenue Code, and under our tax benefit preservation plan and the Bylaw Amendment, unless the Company has actual knowledge to the contrary, the Company is entitled to rely on filings of Schedules 13D, 13F and 13G to identify the holders of the common stock who may be subject to such provisions. The rules for determining ownership for the purposes of our tax preservation plan and the Bylaw Amendment track the definition of ownership for the purposes of Section 382, which differs from the traditional concepts of beneficial ownership under the federal securities laws. For instance, an institutional investment adviser that owns the common stock through multiple funds would be deemed to “beneficially own” such shares for federal securities laws, but the shares would not be aggregated for purposes of Section 382 ownership. Consequently, an investor in the common stock is not able to rely upon the definition of beneficial ownership under the federal securities laws in determining whether or not such investor is in compliance with the requirements of our tax benefit preservation plan or the Bylaw Amendment.

Charter Amendment Proposal. Radian Group has proposed, for approval by its stockholders, at its 2010 annual meeting, the Charter Amendment to impose certain transfer restrictions designed to protect our important tax assets. These transfer restrictions are substantially similar to those set forth in the Bylaw Amendment. The Charter Amendment would become effective if approved by the stockholders at the 2010 annual meeting and would be enforceable against the holders of the shares that voted in favor of the amendment, their transferees, and holders of shares of common stock issued after the amendment is approved.

Radian Group intends to presume, with regard to each share of common stock issued before the effectiveness of the Charter Amendment that is proposed to be transferred, that it was voted in favor of the Charter Amendment, or is subject to the transfer restrictions in the amended and restated bylaws, unless the stockholder can demonstrate otherwise to Radian Group’s reasonable satisfaction. In certain circumstances, Radian Group also intends to assert that stockholders have waived the right to challenge or are estopped from challenging the enforceability of the Charter Amendment, unless a stockholder establishes, to Radian Group’s satisfaction, that such stockholder did not vote in favor of the Charter Amendment. However, it is possible that one or more stockholders could challenge the enforceability of the transfer restrictions contained in the Charter Amendment, and a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular stockholder or particular fact situation. However, as Radian Group currently intends to retain our tax benefit preservation plan in place, subject to stockholder approval, even if the Charter Amendment is adopted, it is unlikely that any investor will seek to exceed the limits included in our tax benefit preservation plan and so will not be likely to have any reason to challenge the Charter Amendment.

In general, our tax benefit preservation plan and the transfer restrictions contained in the Bylaw Amendment and in the Charter Amendment will each terminate if (i) it is not re-approved by Radian Group’s stockholders every three years, (ii) the Board determines that the transfer restrictions contained therein are no longer necessary for the preservation of the tax benefits, or (iii) the Board determines that the potential limitation on the use of the tax benefits under Section 382 is no longer material to the Company.

The above discussion of our tax benefit preservation plan, the Bylaw Amendment and the Charter Amendment is intended as a summary only, and is not comprehensive. Investors are urged to consult with their tax advisors regarding the implications of the Bylaw Amendment and the Charter Amendment.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is The Bank of New York Mellon.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

APPLICABLE TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax considerations related to the purchase, ownership and disposition of the common stock that are applicable to a “non-U.S. holder” (defined below). This section does not address tax considerations applicable to other investors, such as United States persons (defined below). They are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the common stock.

This summary:

•

is based on the Internal Revenue Code, United States federal income tax regulations promulgated or proposed thereunder (the “Treasury Regulations”), judicial authority, and published rulings and administrative pronouncements of the IRS, each as of the date of this prospectus supplement and each of which are subject to change at any time, possibly with retroactive effect;

•	is applicable only to non-U.S. holders who hold the shares as “capital assets” within the meaning of section 1221 of the Internal Revenue Code;

•

does not discuss the applicability of any United States state or local taxes, United States federal estate tax, non-United States taxes or any other United States federal tax except for United States federal income tax; and

•

does not address all aspects of United States federal income taxation that may be relevant to holders in light of their particular circumstances or who are subject to special treatment under United States federal income tax laws, including but not limited to:

•	certain former citizens and long-term residents of the United States;

•	banks, financial institutions, or “financial services entities”;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities;

•	investors holding the common stock as part of a “straddle,” “hedge,” “conversion transaction,” or other risk-reduction transaction; and

•	“controlled foreign corporations” and “passive foreign investment companies,” as defined in the Internal Revenue Code.

This summary constitutes neither tax nor legal advice. Prospective investors are urged to consult their own tax advisors to determine the specific tax consequences and risks to them of purchasing, holding and disposing of the common stock, including the application to their particular situation of any United States federal, state, local, and non-United States tax laws and of any applicable income tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, a non-U.S. holder is a beneficial owner of the common stock that is neither a “United States person” nor a partnership or entity or arrangement treated as a partnership for United States federal income tax purposes. A “United States person” is:

•	an individual citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership (or an entity or arrangement treated as a partnership for United States federal income tax purposes) owns the common stock, then the United States federal income tax treatment of a partner in that partnership generally will depend on the status of the partner and the partnership’s activities. Partners and partnerships should consult their own tax advisors with regard to the United States federal income tax treatment of an investment in the common stock.

Distributions to Non-US Holders

Distributions of cash or property, if any, paid to a non-U.S. holder of the common stock will constitute “dividends” for United States federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for United States federal income tax purposes. If the amount of a distribution exceeds both our current and accumulated earnings and profits, such excess will first constitute a nontaxable return of capital, which will reduce the holder’s tax basis in the common stock, but not below zero, and thereafter will be treated as gain from the sale of the common stock (see “—Sale or Taxable Disposition of Common Stock by Non-U.S. Holders” below).

Subject to the following paragraphs, dividends on the common stock generally will be subject to United States federal withholding tax at a 30% gross rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. We may withhold up to 30% of either (1) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (2) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then you may obtain a refund of that excess amount by timely filing a claim for refund with the IRS.

To claim the benefit of a reduced rate of or an exemption from United States federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required (1) to satisfy certain certification requirements, which may be made by providing us or our agent with a properly executed and completed IRS Form W-8BEN (or other applicable form) certifying, under penalty of perjury, that the holder qualifies for treaty benefits and is not a United States person or (2) if the common stock is held through certain non-United States intermediaries, to satisfy the relevant certification requirements of the applicable Treasury Regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment, or a fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States) (“effectively connected dividends”) are not subject to the United States federal withholding tax, provided that the non-U.S. holder certifies, under penalty of perjury, that the dividends paid to such holder are effectively connected dividends on a properly executed and completed IRS Form W-8ECI (or other applicable form). Instead, any such dividends will be subject to United States federal income tax on a net income basis in a manner similar to that which would apply if the non-U.S. holder were a United States person.

Corporate non-U.S. holders who receive effectively connected dividends may also be subject to an additional “branch profits tax” at a gross rate of 30% on their earnings and profits for the taxable year that are effectively connected with the holder’s conduct of a trade or business within the United States, subject to any exemption or reduction provided by an applicable income tax treaty.

Sale or Taxable Disposition of Common Stock by Non-U.S. Holders

Any gain realized on the sale, exchange or other taxable disposition of the common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment, or fixed base in the case of an individual non-U.S. holder, that is maintained by the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of such disposition and the non-U.S. holder’s holding period in the common stock.

A non-U.S. holder described in the first bullet point above generally will be subject to United States federal income tax on the net gain derived from the sale or disposition under regular graduated United States federal income tax rates as if the holder were a United States person. If the non-U.S. holder is a corporation, then the gain may also, under certain circumstances, be subject to the “branch profits” tax, which was discussed above.

An individual non-U.S. holder described in the second bullet point above will be subject to a tax at a 30% gross rate, subject to any reduction or reduced rate under an applicable income tax treaty, on the net gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States for United States federal income tax purposes.

We believe we are not, have not been and will not become a “United States real property holding corporation” for United States federal income tax purposes. In the event that we are or become a United States real property holding corporation at any time during the applicable period described in the third bullet point above, any gain recognized on a sale or other taxable disposition of the common stock may be subject to United States federal income tax, including any applicable withholding tax, if either (1) the non-U.S. holder beneficially owns, or has owned, more than 5% of the total fair market value of the common stock at any time during the applicable period, or (2) the common stock ceases to be traded on an “established securities market” within the meaning of the Internal Revenue Code. Non-U.S. holders who own or may own more than 5% of the common stock are encouraged to consult their tax advisors with respect to the United States tax consequences of a disposition of the common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends and other distributions paid to the holder and the tax withheld, if any, from those payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by any applicable income tax treaty. Copies of the information returns reporting such dividends and the tax withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder that is not a corporation will generally be subject to backup withholding, currently at a 28% rate, for dividends paid to the holder unless the holder certifies under penalty of perjury that it is not a United States person or the holder otherwise establishes an exemption (provided that the payor does not have actual knowledge or reason to know that such holder is a United States person or that the conditions of any other exemptions are not in fact satisfied).

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of the common stock by a non-U.S. holder within the United States or conducted through certain U.S.-related financial intermediaries, unless the holder certifies under penalty of perjury that it is not a United States person or the holder otherwise establishes an exemption (provided that neither the broker nor intermediary has actual knowledge or reason to know that such holder is a United States person or that the conditions of any other exemptions are not in fact satisfied).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Recent Legislative Developments

The recently enacted Hiring Incentives to Restore Employment Act has, among other things, added new sections 1471 to 1474 of the Code, which will, effective January 1, 2013, impose new information reporting and withholding tax requirements for dividends and sales proceeds paid to certain non-U.S. entities that own shares in U.S. corporations. In general, to avoid a 30% withholding tax under these provisions, (1) foreign financial institutions that hold shares in U.S. corporations will be required to identify for the IRS each U.S. account owner who is a beneficial owner of such shares and to provide certain information regarding the account, and also to agree to comply with certain other requirements, and (2) other foreign entities (aside from public companies) that are beneficial owners of shares will be required to identify United States persons who own a 10% or greater interest in such foreign entity. Foreign entities, and other foreign persons who plan to have their shares held through a foreign financial institution, should consider the potential applicability of these new provisions.

UNDERWRITING

Radian Group is offering the shares of its common stock described in this prospectus supplement and the accompanying prospectus through Keefe, Bruyette & Woods, Inc. and Morgan Stanley & Co. Incorporated, as representatives (the “representatives”) of the several underwriters (collectively, the “underwriters”). We have entered into an underwriting agreement with the underwriters, dated as of May     , 2010 (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table (the “Initial Shares”):

Underwriters	Number of Shares
Keefe, Bruyette & Woods, Inc.
Morgan Stanley & Co. Incorporated
FBR Capital Markets & Co.
Wells Fargo Securities, LLC
Northland Capital Markets
Total

Radian Group’s common stock is offered subject to a number of conditions, including receipt and acceptance of the common stock by the underwriters.

In connection with this offering, the underwriters or securities dealers may distribute documents to investors electronically.

Over-allotment option

Radian Group has granted the underwriters an option to buy up to additional              shares of the common stock (the “Option Shares”) at the public offering price less underwriting discounts and commissions and less an amount per share equal to any dividends or distributions declared by Radian Group and payable on the Initial Shares, but not on the Option Shares. The underwriters may exercise this option in whole or from time to time in part solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the Underwriting Agreement, to purchase a number of additional shares of the common stock proportionate to such underwriter’s initial amount relative to the total amount reflected in the above table.

Commissions and discounts

Shares of common stock sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount of up to $              per share from the public offering price. Any of these securities dealers may resell any shares of common stock purchased from the underwriters to other brokers or dealers at a discount of up to $              per share from the public offering price. If all shares of common stock are not sold at the public offering price, the representatives may change the offering price and the other selling terms. Sales of shares of common stock made outside of the United States may be made by affiliates of the underwriters.

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase an additional              shares of common stock:

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $            .

No sales of similar securities

Radian Group and its executive officers and directors have entered into lock-up agreements with the underwriters. Under these agreements, Radian Group and each of these persons may not, without the prior written approval of the representatives, subject to limited exceptions, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Radian Group’s common stock or any securities convertible into or exchangeable or exercisable for the common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to any of the foregoing or (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of the common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of the common stock or other securities, in cash or otherwise. These restrictions will be in effect for a period of 90 days after the date of the Underwriting Agreement. At any time and without public notice, the representatives may, in their sole discretion, release all or some of the securities from these lock-up agreements.

The 90-day restricted period described above is subject to extension under limited circumstances. In the event that either (1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the period beginning on the last day of the 90-day restricted period and ending 16 calendar days thereafter, then the restricted period will continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the earnings release is issued or the material news or event relating to us occurs.

Indemnification and contribution

Radian Group has agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If Radian Group is unable to provide this indemnification, it will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

New York Stock Exchange listing

Radian Group’s common stock is listed on the New York Stock Exchange under the symbol “RDN”.

Price stabilization, short positions and passive market making

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the common stock, including:

•	stabilizing transactions;

•	short sales;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids;

•	syndicate covering transactions; and

•	passive market making.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These transactions may also include making short sales of the common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

As a result of these activities, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Passive Market Making

In connection with this offering the underwriters may engage in passive market making transactions in Radian Group’s common stock on the New York Stock Exchange prior to the pricing and completion of this offering. Passive market making consists of displaying bids on the New York Stock Exchange no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other things, securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.

In addition, an affiliate of Wells Fargo Securities, LLC, one of the underwriters, is one of our largest customers, in terms of new insurance written, of our mortgage insurance business. In addition, an affiliate of Wells Fargo Securities, LLC has exposure to us and may elect to hedge this exposure.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of Radian Group.

Certain of the underwriters and their respective affiliates have, from time to time, provided, and may in the future provide, various financial advisory and investment banking services to us, for which they have received or will receive customary fees and commissions.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock offered hereby which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by Radian Group of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the shares of common stock offered hereby in circumstances in which Section 21(1) of the FSMA does not apply to Radian Group; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock offered hereby in, from or otherwise involving the United Kingdom.

VALIDITY OF THE COMMON STOCK

The validity of the common stock being offered by this prospectus supplement has been passed upon for us by Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering are being passed upon for the underwriters by Dewey & LeBoeuf LLP. Dewey & LeBoeuf LLP has, from time to time, represented, currently represents, and may continue to represent, the Company and its affiliates in connection with various legal matters.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) as of December 31, 2009 incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. This information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 3, 2010.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2010.

•	Our Current Reports on Form 8-K dated February 12, 2010, April 30, 2010 and May 3, 2010 and filed, respectively, on February 17, 2010, May 4, 2010 and May 4, 2010.

•

The description of common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

The description of our preferred share purchase rights set forth in our registration statement on Form 8-A filed on October 13, 2009 and as amended on Form 8-A/A filed on May 4, 2010, including any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this prospectus supplement except as so modified and any statement so superseded shall not be deemed to constitute a part of this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

PROSPECTUS

$1,000,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

Radian Group Inc., from time to time, may offer, issue and sell, together or separately, (i) shares of common stock, (ii) shares of preferred stock, (iii) debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, (iv) depositary shares, (v) warrants to purchase common stock, preferred stock or other securities; (vi) rights to purchase common stock, preferred stock or other securities; (vii) stock purchase contracts; and (viii) units consisting of two or more classes of the securities registered hereunder.

This prospectus contains a general description of the securities we may offer. Each time we issue the securities we will provide a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

Our common stock is listed on the New York Stock Exchange under the symbol “RDN.” We expect that any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing (if any) on the New York Stock Exchange or any other securities exchange of the other securities covered by the prospectus supplement.

The securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. See “Plan of Distribution” on page 34 of this prospectus. If any agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in the applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Consider carefully the Risk Factors beginning on page 5, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before deciding to invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 29, 2009.

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, we use the terms “Company,” “we,” “us,” and “our” to refer to either Radian Group Inc. or to Radian Group Inc. and its subsidiaries.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration. Under this shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

For general information about the distribution of securities offered, please see “Plan of Distribution” on page 34 of this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described in “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you decide whether to invest in any of the securities.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of our Company and the terms of this offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the securities.

RADIAN GROUP INC.

We are a credit enhancement company with a primary strategic focus on domestic first-lien residential mortgage insurance.

We have three business segments – mortgage insurance, financial guaranty and financial services:

•	Our mortgage insurance segment provides credit protection for mortgage lenders and other financial services companies on residential mortgage assets.

•

Our financial guaranty segment has provided insurance and reinsurance of municipal bonds, structured finance transactions and other credit-based risks, and has provided credit protection on various asset classes through financial guarantees and credit default swaps. In the third quarter of 2008, we decided to discontinue, for the foreseeable future, writing any new financial guaranty business, including accepting new financial guaranty reinsurance, other than as may be necessary to commute, restructure, hedge or otherwise mitigate losses or reduce exposure in our existing portfolio.

•

Our financial services segment consists primarily of our ownership interest in Sherman Financial Services Group LLC – a consumer asset and servicing firm specializing in credit card and bankruptcy-plan consumer assets.

Radian Group Inc. acts principally as a holding company for our insurance subsidiaries and does not have any significant operations of its own.

Our principal executive offices are located at 1601 Market Street, Philadelphia, Pennsylvania 19103, and our telephone number is (215) 231-1000. The Company was incorporated in Delaware in 1992.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to future events or our future results. These statements are forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•

changes in general financial and political conditions, such as a deepening of the existing national economic recession, further decreases in housing demand, mortgage originations or housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and could cause losses for our businesses to be worse than expected), a further reduction in the liquidity in the capital markets and further contraction of credit markets, further increases in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

•

our ability to successfully execute upon our internally sourced capital plan (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company (including significant payment obligations in 2010 and 2011); and to protect our credit ratings and the financial strength ratings of Radian Guaranty Inc., our principal mortgage insurance subsidiary, from further downgrades;

•

a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the ongoing deterioration in housing markets throughout the U.S.;

•

our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of on-going losses in this business and in our financial guaranty portfolio;

•	our ability to continue to mitigate losses through increased levels of rescissions and denials, which have positively impacted our provision for losses;

•	the concentration of our mortgage insurance business among a relatively small number of large customers;

•	disruption in the servicing of mortgages covered by our insurance policies;

•

the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

•

the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses and are expected to result in further losses;

•	reduced opportunities for loss mitigation in markets where housing values fail to appreciate or continue to decline;

•	changes in persistency rates of our mortgage insurance policies;

•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

•

further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

•

heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

•

changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

•

the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

•

the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance businesses, or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

•

the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

•	volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

•	changes in accounting guidance from the SEC or the Financial Accounting Standards Board;

•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

•

our investment in Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus and in the applicable prospectus supplement and those incorporated by reference into this prospectus, including those risks detailed under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We do not currently know either the number or types of securities that will be ultimately sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities under this prospectus for any combination of the repayment of outstanding indebtedness, working capital, capital expenditures, acquisitions, capital support for our subsidiaries, payments to our subsidiaries pursuant to tax allocation arrangements, and general business purposes. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and to combined fixed charges and preferred stock dividends from continuing operations. Earnings consist of income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net income of affiliates and fixed charges. Fixed charges consist of interest expense and capitalized interest and an estimate of interest expense within rental expense. Combined fixed charges and preferred stock dividends consist of fixed charges, as defined above, and the amount of pre-tax earnings required to pay the dividends on our preferred stock.

	Three Months Ended	Fiscal Years Ended December 31,
	March 31, 2009	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (2)	(1)	(1)	(1)	14.8x	15.5x	17.8x

Ratio of earnings to combined fixed charges and preferred stock dividends (2)	(1)	(1)	(1)	14.8x	15.5x	17.8x

(1)	For the three months ended March 31, 2009, and in 2008 and 2007, earnings were not adequate to cover fixed charges in the amount of $325,510, $642,423 and $1,545,048, respectively.
(2)	Interest on tax related liabilities that are non-third party indebtedness are excluded from the calculation.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common stock;

•	preferred stock, which may be represented by depositary shares as described below;

•	senior, senior subordinated or subordinated debt securities;

•	warrants to purchase from us shares of our common stock, preferred stock or other securities;

•	rights to purchase from us shares of our common stock, preferred stock or other securities;

•	stock purchase contracts; and

•	units, each representing a combination of two or more of the foregoing securities.

The aggregate of the offering prices of the securities covered by this prospectus will not exceed $1,000,000,000.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a general description of our capital stock. The terms of our amended and restated certificate of incorporation and bylaws are more detailed than the general information provided below. You should read our amended and restated certificate of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

We are authorized to issue a total of 345,000,000 shares of our capital stock, with a par value of $0.001 per share. Of the authorized amount, 325,000,000 of the shares are designated as common stock and 20,000,000 of the shares are designated as preferred stock.

As of July 14, 2009, there were 82,331,809 shares of common stock issued and outstanding, and no shares of preferred stock were issued or outstanding.

Description of Common Stock

General. Each share of our common stock has the same rights and privileges. Holders of our common stock do not have any preferences or any preemptive, redemption, subscription, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “RDN.”

Voting Rights. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.

Dividends. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for the payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors.

Liquidation and Distribution. If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.

Description of Preferred Stock

General. Under our amended and restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, qualifications, privileges, limitations or restrictions, as may be determined by our board of directors and set forth in a certificate of designation. We may amend from time to time our certificate of incorporation and bylaws to increase the number of authorized shares of preferred stock or common stock or to make other changes or additions.

Any preferred stock that we issue under this prospectus will have the voting, dividend, liquidation, redemption and conversion rights described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock for specific terms of the series, including:

•	the title and liquidation preference per share and the number of shares offered;

•	the price at which shares of the series will be sold;

•

the form of dividend and dividend rate, if any, or method of calculation of dividends, the dates on which dividends will be payable, whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption or sinking fund provisions and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

When issued, the preferred stock will be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, in the event of a liquidation, each series of preferred stock will rank on a parity as to dividends and distributions with all other outstanding preferred stock, if any. Below is a discussion of terms we expect to be generally applicable to the preferred stock. We will set forth any terms of a series of preferred stock that vary from these generally applicable terms in a prospectus supplement relating to such series of preferred stock.

Voting Rights. Except as set forth in any prospectus supplement relating to a series of preferred stock or as expressly required by applicable law, a holder of the preferred stock will not be entitled to vote. If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote.

The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our certificate of incorporation that adversely changes any rights or preferences of such series of preferred stock.

Dividend Rights. Holders of the preferred stock of a particular series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available therefor, cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to such series. The rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on the record dates and dividend dates fixed by our board of directors or a duly authorized committee thereof. Dividends on any series of preferred stock may be cumulative or noncumulative, as provided in the prospectus supplement relating to such series of preferred stock. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment day will be lost, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends are declared for any subsequent period.

If the prospectus supplement relating to a series of preferred stock so provides, when dividends are not paid in full upon any series of preferred stock and any other preferred stock ranking on a parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends, including, in the case of cumulative preferred stock, accumulations, if any, in respect of prior dividend payment periods on all outstanding shares of any series of preferred stock have been paid, no dividends, other than in shares of common stock or another stock ranking junior to such series of preferred stock as to dividends and upon liquidation, will be declared or paid or set aside for payment or other distributions made upon our common stock or any of our other stock ranking junior to such preferred stock (including other series of preferred stock ranking junior to such series of preferred stock) as to dividends. If the prospectus supplement relating to a series of preferred stock so provides, no common stock or any other stock (including other series of preferred stock) ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration, or any monies paid to or made available for a sinking fund for the redemption of any shares of any such stock, by us, while such preferred stock remains outstanding, except by conversion into or exchange for our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

The amount of dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in the period.

Liquidation and Distribution. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, the holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, liquidating distributions in the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of our business, the amounts payable with respect to the preferred stock of any series and any other shares of our stock ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled.

Redemption. A series of preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and the redemption prices and for the types of consideration set forth in the prospectus supplement relating to such series.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of such series of preferred stock to be redeemed by us in each year commencing after a date or event to be specified, at a redemption price per share to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

Conversion or Exchange Rights. The prospectus supplement relating to a series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock, debt securities or another series of our preferred stock. These provisions may allow or require the number of our shares of common stock or other securities to be received by holders of shares of preferred stock to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate purchase price per share less than the current market price per share of common stock; and any other events described in the prospectus supplement. Unless the prospectus supplement relating to a series of preferred stock so provides, our preferred stock will have no preemptive rights.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws. Certain provisions of our amended and restated certificate of incorporation and bylaws summarized below may delay, defer or prevent a tender offer or takeover attempt, including attempts that might result in a premium over the market price for our securities. Our amended and restated certificate of incorporation and bylaws provide:

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that directors can be removed only for cause and only upon the vote of the holders of shares entitled to cast a majority of the votes that all stockholders are entitled to cast in an election of directors;

•	that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may establish;

•	that special meetings of stockholders may only be called by the chairman of the board, a majority of the board of directors or the holders of a majority of the shares of common stock then outstanding;

•	advance notice procedures with regard to the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors; and

•

procedures providing that a notice of proposed stockholder nominations for the election of directors must be timely given in writing to our secretary generally not less than 60 days before the meeting at which directors are to be elected.

Restrictions on Ownership Under Insurance Laws. The application of various state insurance laws could be a significant deterrent to any person interested in acquiring control of us. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, unless a request for an exemption from the acquisition of control is filed by the acquirer and subsequently approved by all of the applicable insurance regulatory authorities.

Delaware General Corporation Law. The terms of Section 203 of the Delaware General Corporation Law apply to us because we are a publicly-traded Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:

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the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

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upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Bank of New York.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt, which is generally defined in both the subordinated debt indenture and senior subordinated debt indenture to include all debt other than debt that is expressly subordinated to or pari passu with the subordinated debt securities or senior subordinated debt securities, as the case may be. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and terms of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

Because most of our operations are conducted through our insurance subsidiaries, most of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or permitted payments under tax- and expense-sharing arrangements, supplemented with borrowings. Our insurance subsidiaries’ ability to pay dividends to us is subject to various conditions imposed by the insurance regulations of the states where they are domiciled and by Freddie Mac, Fannie Mae and certain rating agencies.

Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors also may restrict the amount of net assets available for cash dividends and other payments to us.

Because we are a holding company, we rely on dividends from, and tax- and expense-sharing arrangements with, our subsidiaries to meet our liquidity needs, and therefore to make payments in respect of our securities. As such, any securities we issue will be structurally subordinated to the indebtedness and other liabilities, if any, of our subsidiaries, including claims of our subsidiaries’ policyholders, trade creditors, preferred stockholders and creditors, and any taxing authorities. Any claims we have as an unsecured creditor of one of our subsidiaries would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of and is qualified in its entirety by reference to the forms of indentures, which are filed as exhibits and incorporated by reference into the registration statement of which this prospectus forms a part. The prospectus supplement relating to the applicable issuance of debt securities will describe any significant differences between the indentures and the summary below. The forms of senior indenture, senior subordinated indenture and subordinated indenture are substantially the same, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you. The forms of indentures may be supplemented or revised in connection with the filing of a prospectus supplement and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of directors.

Prospectus Supplements. The prospectus supplement relating to a series of debt securities will summarize the specific terms of such debt securities and the related offering including, with respect to each series of debt securities, some or all of the following, as well as any other material terms of the securities:

•	title and form of the securities;

•	offering price;

•	any limit on the amount that may be issued;

•	maturity date(s);

•	interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

•	dates on which interest will accrue, or how the dates will be determined, the interest payment dates, whether interest may be deferred at our option and any related record dates;

•	terms and conditions on which the securities may be redeemed, in whole or in part, at our option;

•	date(s), if any, on which, and the price(s) at which, we are obligated to redeem, or at the holder’s option to purchase, in whole or in part, the securities and related terms and provisions;

•	details of any required sinking fund payments;

•	the currency or currencies in which the securities will be denominated or payable, if other than U.S. dollars;

•

any index, formula or other method by which payments on the securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

•	the persons to whom payments of interest will be made;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants beyond or modifying those contained in the applicable indenture;

•

any special tax implications of the securities; including under what circumstances, if any, and with what procedures and documentation, we will pay additional amounts on the securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those securities rather than pay those additional amounts;

•	whether or not the securities will be issued in global form and who the depositary will be;

•	any restrictions on the registration, transfer or exchange of the securities;

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the place or places where securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the securities and the applicable indenture may be served and where notices to holders will be published;

•

terms, if any, on which a series of securities may be convertible into or exercisable or exchangeable for our shares of common or preferred stock, or for other securities, including provisions as to whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option;

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if the securities are convertible, exercisable or exchangeable, the events or circumstances that will result in adjustments to the conversion, exercise or exchange price and the formulae for determining the adjusted price;

•	whether the securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

•	subordination terms of any senior subordinated securities and subordinated securities; and

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any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of securities.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants. We will agree in the indentures to:

•	pay the principal, interest and any premium on the debt securities when due;

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maintain an office or agency where debt securities may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the debt securities and the relevant indenture may be served;

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prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

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deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture; and

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unless our board of directors determines that it is no longer desirable in the conduct of our business and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect our existence as a corporation and our rights (charter and statutory rights) and franchises.

Consolidation, Merger and Sale of Assets. We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity; or

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the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures and either (A) is organized or existing under the laws of the United States of America and any state thereof or the District of Columbia or (B) if not organized in any such jurisdiction, then (1) the successor or surviving entity agrees to be subject to the service of process laws of the State of New York, and (2) under the laws of its jurisdiction of organization, payments on the securities would not be subject to withholding tax; and, in any case,

•

after giving effect to such transaction, no event of default under the relevant indenture and no event that, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series for all but certain specified purposes if either:

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all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

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the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities, at our option and subject to the satisfaction of the conditions described below, either:

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to be deemed to have paid and discharged the entire indebtedness represented by the outstanding securities of the applicable series and to have satisfied all of our other obligations under the securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance if the following conditions are met:

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we irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

•	cash in United States dollars;

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non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

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a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of debt securities on the day on which the payments are due;

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we deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

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no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

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we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment of the debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The prospectus supplement relating to a series of debt securities may describe additional provisions, if any, permitting legal defeasance or covenant defeasance, and any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Information Concerning the Trustee. The prospectus supplement relating to a series of debt securities will include information concerning the trustee under the applicable indenture and our relationship with the trustee at the time any debt securities are offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationship with the trustee, or its affiliates, in the ordinary course of business.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities will be issued in registered form without coupons. They also may be issued in global form with accompanying book-entry procedures as outlined below.

A holder of debt securities of any series may exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. The securities are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange and any expenses payable in connection with any registration of transfer or exchange of debt securities, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed in part.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or in the name of a nominee for a depositary identified in the prospectus supplement relating to such debt securities. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such debt securities. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

•	be considered the owners of record or holders of the debt securities.

Each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we were to request any action of holders, or if an owner of a beneficial interest in a registered global security desired to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal of, interest and premium, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, interest or premium, if any, will immediately credit participants’ accounts with such payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and such registration as a clearing agency is required by applicable law or regulation to serve as a depositary, and, in either situation, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for the global security. The debt securities in certificated form will be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

Any debt securities issued in certificated form in exchange for a global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series also may be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of senior debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). In addition to senior debt securities offered under this prospectus, senior debt includes obligations under any credit facilities with banks or other institutional lenders. The senior debt securities will be senior to our senior subordinated debt and subordinated debt. Our obligations under the senior debt securities, to the extent that lending agreements entered into by our subsidiaries or applicable laws or regulations restrict our subsidiaries’ ability to pay dividends or make other payments to us, will be structurally subordinated to certain obligations of our subsidiaries, including claims payable.

Events of Default. The following are events of default under a series of senior debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment on any senior debt securities of that series when due;

•	we fail to pay interest on any senior debt securities of that series when due and that failure continues for a period of 30 days;

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we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior indenture or is expressly included in the senior indenture solely for the benefit of a series of debt securities other than such series of debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities will not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest or premium (or a lesser amount as may be provided for in the senior debt securities of the series), if any, of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the senior indenture or a particular series of senior debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the senior debt securities of all those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each holder of any senior debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

•	reduce the rate, or change the date of payment, of interest, including default interest, on any senior debt security of any series, except for any deferrals permitted under the senior indenture;

•	impair the right, if any, to convert the senior debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

•

make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of, interest or premium, if any, on the senior debt securities;

•	waive a redemption payment with respect to any senior debt security;

•

make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, interest or premium, if any, on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture as permitted by the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

•	to add events of default;

•	to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. As described below, the senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of senior subordinated debt securities indicates otherwise, the following description will apply to our senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt and, to the extent that lending agreements entered into by our subsidiaries or applicable laws or regulations restrict our subsidiaries’ ability to pay dividends to us, will be structurally subordinated to certain obligations of our subsidiaries, including claims payable. In the indenture relating to the senior subordinated securities, we will agree not to create, incur or otherwise be liable for any other indebtedness that ranks junior to the senior debt in right of payment, but senior to the senior subordinated securities. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or make any other payment on, the senior subordinated debt securities. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, interest or premium, if any, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us or any other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated. The provisions of the senior subordinated debt indenture providing these payment restrictions will not limit the right, if any, of a holder of senior subordinated debt securities to convert the debt securities into equity securities.

The term “designated senior debt” means our obligations under our principal bank or other institutional credit facility and any other debt expressly designated as senior debt with respect to the applicable senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

Events of Default. The following are events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

•	we fail to pay interest on any senior subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated debt indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the senior subordinated debt indenture or is expressly included in the senior subordinated debt indenture solely for the benefit of a series of debt securities other than such series of senior subordinated debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of senior subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of senior subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities will not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default.

Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or such lesser amount as may be provided for in the senior subordinated debt securities of the series), if any (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series, to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or a particular series of senior subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest or premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, interest or premium, if any, on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all those series as a single class, may, by notice to the trustee on behalf of all holders of the senior subordinated debt securities of those series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, senior subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

We periodically will file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture and described in the applicable prospectus supplement, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any senior subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series or alter the provisions with respect to the redemption of the senior subordinated debt securities;

•

reduce the rate, or change the date of payment, of interest, including default interest, on any senior subordinated debt security of any series, except for an deferrals permitted under the senior indenture;

•	impair any right, if any, to convert the senior subordinated debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

•

make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of, interest or premium, if any, on the senior subordinated debt securities;

•	waive a redemption payment with respect to any senior subordinated debt security;

•

make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, interest and premium, if any, on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities of any series issued thereunder without the consent of any holder:

•

to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture as permitted;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

•	to add events of default;

•

to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture described in the prospectus supplement relating to a series of subordinated debt securities.

Subordination. Unless the prospectus supplement relating to a series of subordinated debt securities indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, except that:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above, including the “designated senior debt”; and

•

different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series will be “senior debt” in relation to the lower-ranking series, as set forth in the prospectus supplement.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

Events of Default. The following are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

•	we fail to pay interest on any subordinated debt securities of that series when due and that failure continues for a period of 30 days;

•

we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated debt indenture for the benefit of that series (other than a covenant, representation or warranty with respect to which a failure to observe or perform is dealt with otherwise in the subordinated debt indenture or is expressly included in the subordinated debt indenture solely for the benefit of a series of debt securities other than such series of subordinated debt securities) and that failure continues for 90 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

No event of default will have occurred under a series of subordinated debt securities if we fail to file timely any annual report or information, document or other report that we are required to file with the SEC.

The prospectus supplement relating to a series of subordinated debt securities may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities will not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after the default occurs, if a responsible officer of the trustee under the indenture has actual knowledge of the default or event of default. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare all the principal of, accrued and unpaid interest and premium (or a lesser amount as may be provided for in the subordinated debt securities of the series), if any, (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the subordinated indenture or a particular series of subordinated debt securities but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•

the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•

during the 60-day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, interest and premium, if any, on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, interest and premium, if any, on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other treating all such series as a single class, may, by notice to the trustee on behalf of all holders of the subordinated debt securities of such series, waive any past defaults, except:

•	a continuing default in payment of the principal of, interest or premium, if any, on, or any sinking fund payment on, subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of each debt securities affected.

We periodically will file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the subordinated indenture and described in the applicable prospectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all affected series of subordinated debt securities that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. Some amendments or waivers, however, require the consent of each holder of any subordinated debt security affected. Without the consent of each affected holder, an amendment or waiver may not:

•

reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

•	reduce the rate, or change the date of payment, of interest, including default interest, on any subordinated debt security of any series, except for any deferrals permitted under the senior indenture;

•	impair the right, if any, to convert the subordinated debt securities into common stock;

•

waive a default or event of default resulting from a failure to make a payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

•

make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of, interest or premium, if any, on the subordinated debt securities;

•	waive a redemption payment with respect to any subordinated debt security;

•

make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, interest or premium, if any, on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

•	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

•	to add events of default;

•	to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

•

to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to comply with the requirements of the Securities and Exchange Commission or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see “Description of Our Capital Stock – Description of Preferred Stock.”

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue to you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred stock.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•

there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of shares of preferred stock and any redemption of such shares of preferred stock. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of shares of preferred stock evidenced thereby until all such taxes and charges with respect to such depositary receipt or such shares of preferred stock are paid by the holders thereof.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a description of the warrants that we may issue from time to time. The particular terms relating to the warrants, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the warrants.

We may issue warrants to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities initially issuable upon exercise of the warrants;

•	the price or prices at which the warrants may be exercised to purchase the securities underlying them;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants to purchase shares of our common stock, certain provisions may allow or require the exercise price payable and/or the number of shares of common stock purchasable upon warrant exercise to be adjusted upon the occurrence of events described in the applicable prospectus supplement, including the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock; the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock; and any other events described in the prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE SHARES OF COMMON STOCK, PREFERRED

STOCK OR OTHER SECURITIES

The following is a general description of the rights we may issue to our stockholders or, under certain circumstances, third parties, from time to time. The particular terms of the rights, which may be different from or in addition to the terms described below, will be described in a prospectus supplement relating to the rights.

General

We may issue rights to purchase shares of our common stock or our preferred stock, depositary shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, or any combination thereof. The rights may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of rights will be issued under a separate rights agreement to be entered into between a rights agent and us. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of any rights and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the rights;

•	the aggregate number of rights issued;

•	the date of determining the stockholders entitled to the rights distribution;

•	the rights agent;

•	the designation and terms of the underlying securities purchasable upon exercise of the rights and the number of such underlying securities initially issuable upon exercise of the rights;

•	if applicable, the designation and terms of the other securities with which the rights are issued and the number of such rights issued with each such underlying right;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence, and the date on which the right will expire;

•	if applicable, the minimum or maximum number of rights that may be exercised at any one time;

•	the procedure and conditions related to the exercise of the rights;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	if applicable, a discussion of certain material United States federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. Rights will be issued in registered form only.

Exercise of Rights

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to stockholders or to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following is a general description of some of the provisions of the stock purchase contracts we may offer from time to time, as well as the related purchase contract agreement and the pledge agreement. The particular terms of any series of stock purchase contracts, which may be different from or in addition to the terms described below, and in a related offering will be described in a prospectus supplement.

Unless otherwise specified in the prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of our common stock or our preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of our common stock or our preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us, or on our behalf, of shares of common stock or preferred stock or depositary shares or it may provide for cash value settlement by reference or linkage to the value, performance or trading price of our common stock, preferred stock or depositary shares, all as set forth in the applicable prospectus supplement. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of common stock or preferred stock pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase common stock, preferred stock or depositary shares under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities. Except as described in the prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS

We may issue units consisting of common stock, preferred stock, debt securities, warrants, rights, stock purchase contracts or any combination of those securities. The prospectus supplement relating to the offering of such units will describe their terms, including the following:

•	the terms of each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Drinker Biddle & Reath LLP. The validity of any securities offered in the prospectus supplement relating to such securities will be passed upon for any underwriters or agents by counsel to be named in the prospectus supplement relating to such securities.

EXPERTS

The consolidated financial statements and the related financial statement schedules as of December 31, 2008 and 2007 and for each of the two years in the period then ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) as of December 31, 2008 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedules, for the year ended December 31, 2006, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report, based on their audit and (as to amounts included for Sherman Financial Group LLC for the year ended December 31, 2006) the report of other auditors, expresses an unqualified opinion) which is incorporated herein by reference. Such consolidated financial statements and the related financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sherman Financial Group LLC and subsidiaries as of December 31, 2006, and for the year then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by Grant Thornton LLP, independent registered public accountants, as indicated in their report with respect thereto (which report expressed an unqualified opinion and contains an explanatory paragraph related to 2005 restatement adjustments) which is incorporated herein by reference. The consolidated financial statements of Sherman Financial Group LLC and subsidiaries were not presented separately therein. Said report is incorporated in this prospectus by reference from the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 2008, in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Radian Group Inc.

We have filed with the SEC a registration statement on Form S–3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the ticker symbol “RDN.” Our SEC filings are also available (free of charge) from our web site at www.radian.biz. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 10, 2009.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 11, 2009.

•	Our Current Report on Form 8-K dated May 13, 2009, filed on May 19, 2009.

•

The description of our common stock set forth in our registration statement on Form 8-A/A filed on August 12, 2004, including any and all amendments and reports filed for the purpose of updating that description.

•

Any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including any filings after the date of this registration statement until we terminate this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

Attention: Investor Relations

(215) 564-6600

             Shares

Common Stock

Prospectus

Supplement

Keefe, Bruyette & Woods

Morgan Stanley

FBR Capital Markets

Wells Fargo Securities

Northland Capital Markets

May     , 2010